Aztec Oil & Gas, Inc.
One Riverway, Suite 1580, Houston, Texas 77056
Telephone number: (713) 335-1850
Fax number: (713) 335-1853

ANNUAL REPORT
(Amendment #1)
For the year ended August 31, 2010

Voluntary Filing for Information Purposes

EXPLANATORY NOTE

This Annual Report - Amendment No. 1 amends the Annual Report of Aztec Oil & Gas, Inc. for the year ended August 31, 2010.  This Amendment No.1 corrects typographical errors and omissions in the original filing.

Cautionary Statement

This annual report and the documents or information incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among others, the following:

•	our growth strategies;
•	anticipated trends in our business;

•	our ability to make or integrate acquisitions;
•	our liquidity and ability to finance our exploration, acquisition and development strategies;

•	market conditions in the oil and gas industry;
•	the timing, cost and procedure for proposed acquisitions;

•	the impact of government regulation;
•	estimates regarding future net revenues from oil and natural gas reserves and the present value thereof;

•	planned capital expenditures (including the amount and nature thereof);
•	increases in oil and gas production;

•	the number of wells we anticipate drilling in the future;
•	estimates, plans and projections relating to acquired properties;

•	the number of potential drilling locations; and
•	our financial position, business strategy and other plans and objectives for future operations.

We identify forward-looking statements by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “hope,” “plan,” “believe,” “predict,” “envision,” “intend,” “will,” “continue,” “potential,” “should,” “confident,” “could” and similar words and expressions, although some forward-looking statements may be expressed differently. You should be aware that our actual results could differ materially from the information contained in the forward-looking statements. You should consider carefully the statements under the “Risk Factors” section of this report and other sections of this report which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements, and the following factors:

•	the possibility that our acquisitions may involve unexpected costs;
•	the volatility in commodity prices for oil and gas;

•	the accuracy of internally estimated proved reserves;
•	the presence or recoverability of estimated oil and gas reserves;

•	the ability to replace oil and gas reserves;
•	the availability and costs of drilling rigs and other oilfield services;

•	environmental risks;
•	exploration and development risks;

•	competition;
•	the inability to realize expected value from acquisitions;

•	the ability of our management team to execute its plans to meet its goals;
•	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

Forward-looking statements speak only as of the date of this report or the date of any document incorporated by reference in this report. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

PART I

ITEM 1. DESCRIPTION OF BUSINESS

As used in this Annual Report, references to “Aztec,” “Company,” the “Registrant,” “we,” “our” or “us” refer to Aztec Oil & Gas, Inc., including its subsidiaries, unless the context otherwise indicates.

Forward-Looking Statements
This Annual Report (this “Report”) contains forward-looking statements.  For this purpose, any statements contained in this Report that are not statements of historical fact may be deemed to be forward-looking statements.  Forward-looking information includes statements relating to future actions, prospective products, future performance or results of current or anticipated products, sales and marketing efforts, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management, and other matters.  You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,”  “believes,” “plans,” “projected,” “predicts,” “potential,” or “continue” or the negative of these similar terms.  The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as that information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information.

These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In evaluating these forward-looking statements, you should consider various factors, including the following: (a) those risks and uncertainties related to general economic conditions, (b) whether we are able to manage our planned growth efficiently and operate profitable operations, (c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations, (d) whether we are able to successfully fulfill our primary requirements for cash, which are explained below under “Liquidity and Capital Resources”.  We assume no obligation to update forward-looking statements, except as otherwise required under the applicable federal securities laws.

(a) BUSINESS DEVELOPMENT

Business Development, Organization and Acquisition Activities
The Company was originally organized under the name Aztec Communications Group as a Utah corporation (“Aztec Communications”).  Aztec Communication’s original principal business objective involved its participation in the broadcast and television business through its then wholly-owned subsidiaries, Lloyd Communications, Inc., an Illinois corporation (“Lloyd”), and Golden Circle Broadcasting Inc., a Tennessee corporation (“Golden Circle”).  As a result of adverse business circumstances, in 1989-1990, the Company sold Lloyd and Golden Circle and ceased its business operations in the broadcast and television business.  No material business operations were conducted by the Company from 1989-1990 until 2004.  In 2004, the Company changed its name from Aztec Communications Group, Inc. to Aztec Oil & Gas, Inc. and reorganized under the laws of the State of Nevada.  Since 2004, Aztec’s business plan has been to purchase, manage and participate in oil and gas interests utilizing strategies that seek to manage and reduce the risks associated with traditional exploration and production operations.

Aztec is a Houston-based, oil and gas exploration and production company focusing on areas in the U.S, including Texas, Louisiana and Oklahoma.

BUSINESS OF ISSUER

Principal Products, Services and Principal Markets
Phase one of Aztec's business plan called for purchasing working interests in proved oil & gas properties with undrilled reserves and also participating in working interests in drilling projects.  Aztec's growth strategy is partially based on participation, as it intends to team up with outside participation investors who will assume part or all of the costs associated with the drilling of additional wells in exchange for a part of the revenues derived from the wells they finance.  This strategy allowed a reduction in the financial risks for Aztec in drilling new wells, while Aztec would still be receiving income from present field production in addition to income from any successful new drilling.

Phase two of Aztec's business plan called for investing in various drilling prospects with industry professionals. Aztec has participated in drilling projects in Texas, Oklahoma, and Louisiana. Various wells have been completed and three have been plugged and abandoned.

Phase three of Aztec’s business plan calls for sponsoring, originating, developing and managing balanced, low risk, highly focused developmental drilling projects with investors in areas with low drilling costs and high success rates where the process can be repeated in a relatively consistent manner.  This stage further balances Aztec’s approach to profitable energy asset development through low-risk, highly focused, predominantly “development” drilling projects in which Aztec seeks participation from multiple individual and entity investors.

Aztec is currently in its third stage of its business plan. In this stage, Aztec focuses on drilling in basins in the state of Texas and other states of the United States.  We  participate in such regions directly or with a select number of local, highly experienced operators who have access to leases located in geological trends that have demonstrated substantial historical production, plus potential remaining reserves which have the potential to be exploited in a low-risk, systematic fashion.  Such local operators have been, and will in the future be selected by Aztec on the basis of their demonstrated track records.

In order to execute our business plan, we have entered into employment and consulting agreements with several of our current and past officers and directors to provide services to the Company.  The Company plans to retain consultants with respect to current and proposed properties and operations.  The Company, from time to time, may retain independent engineering and geological consultants and the services of lease brokers and geophysicists in connection with its operations.

Aztec participated in a minority participation interest in a two-well drilling program in the Deep Lake Field in Cameron Parish, Louisiana (State Lease 2038). Under the terms of the participation agreements Aztec participated as a minority interest holder in drilling and completion of two wells in excess of 13,500 feet each. The first well (Deep Lake Well No. 2) was “spudded” in April 2005 and cost approximately $3.5 million (gross) to drill to a vertical depth of approximately 14,300 feet. The second well (Deep Lake Well No. 1) was drilled to an approximate vertical depth of 13,600 feet. Aztec owns a 0.90% net revenue interest in Deep Lake Well No. 1and a 0.875% net revenue interest in Deep Lake Well No. 2.

In August 2009, an Aztec subsidiary, Aztec Drilling & Operating, LLC, (“ADO LLC”), purchased an interest in three wells in McMullen, Texas.  The wells were determined to be dry and were subsequently written off at a cost of $282,955.  In 2010 ADO LLC purchased an interest (.50% working interest and .36817 % net revenue interest) in three wells located in Fort Bend, Texas.  These wells produce with a market rate sales contract in place for oil and gas sales.

Limited Partnerships
In 2006 Aztec entered the sponsored drilling program industry and undertook three small, very limited annual drilling partnerships in Appalachia.  Drilling in Appalachia was recommended to Aztec by several broker dealers and a wholesaler, supposedly, because many broker dealers were familiar with drilling programs from the area.  Aztec intentionally limited its sponsored drilling programs over the subject two and one half years in order to study and become fully familiar with the nuances of the sponsored drilling program industry before expanding to the Company's full capabilities.  In the summer of 2008, due to what it felt was a questionable outlook for shallow gas drilling in the Appalachian region; Aztec decided to discontinue any natural gas drilling in Appalachia and announced such publicly at several industry conferences.

Aztec focused all drilling in 2009 and 2010 on Texas and adjoining states.  In addition to the initial, three existing small Appalachian drilling partnerships mentioned above; Aztec recently sponsored and closed three partnerships under its Aztec VIII Oil & Gas Drilling Program.  Aztec Energy LLC, a wholly-owned subsidiary of Aztec, acts as Managing General Partner of all drilling partnerships and another wholly-owned Aztec subsidiary, Aztec Drilling & Operating, LLC, is the turnkey drilling contractor and operator.  Aztec owns a 30% interest in all of its drilling partnerships.  In general clarification of its activities, Aztec sponsors low risk, development drilling programs which include significant tax benefits, all of which are sold through FINRA member Broker Dealers and Registered Investment Advisors only to Accredited Investors.  Aztec’s drilling programs focus, primarily, on shallow oil drilling, are very unique, and also incorporate a sophisticated Exit Strategy for investors.

As of the date of this report Aztec has formed nine Limited Partnerships; Aztec 2006A Oil & Gas Limited Partnership (“Aztec 2006A LP”), Aztec 2006B Oil & Gas Limited Partnership (“Aztec 2006B LP”), Aztec 2007A Oil & Gas Limited Partnership (“Aztec 2007A LP”), Aztec VIIIA Oil & Gas Limited Partnership (“Aztec VIIIA LP”), Aztec VIIIB Oil & Gas Limited Partnership (“Aztec VIIIB LP”), Aztec VIIIC Oil & Gas Limited Partnership (“Aztec VIIIC LP”), Aztec XA Oil & Gas Limited Partnership (“Aztec XA LP”), Aztec XB Oil & Gas Limited Partnership (“Aztec XB LP”), and Aztec XC Oil & Gas Limited Partnership (“Aztec XC LP”).  For all nine partnerships, Aztec, through its wholly-owned subsidiary, Aztec Energy, LLC (“Aztec Energy”), acts as the Managing General Partner and retains thirty percent ownership interest in each Limited Partnership (for which interest Aztec contributed all leases and covers all tangible drilling costs).  Investors will receive 70% - 85% of the cash profits, defined as revenue in excess of expenses, from successful wells drilled within the partnership, with the percentage dependent on the rate of return to investors during the first five years of the partnership.  After three years from the date of the first distribution, investors in the partnerships may request that the Managing General Partner, subject to a 10% limitation based on the total interests in the profits or capital of the Partnership, financial ability and other terms, repurchase their units at a price equal to three times cash flow for the preceding twelve months.  There have been no such requests to date.  Another Aztec subsidiary, Aztec Drilling & Operating, LLC, (“ADO LLC”) serves the Partnerships as turnkey drilling contractor and operator.

Aztec has a controlling financial interest in Aztec 2006A LP, Aztec 2006B LP, Aztec 2007A LP, Aztec VIIIA LP, Aztec VIIIB LP, Aztec VIIIC LP, Aztec XA LP, Aztec XB LP, and Aztec XC LP, therefore, the partnerships’ financial statements are consolidated with those of Aztec and the other partners’ equity is recorded as non-controlling interest.

Aztec 2006A Oil & Gas Limited Partnership
During December 2006, Aztec Oil & Gas, Inc. completed the funding of its first drilling partnership, Aztec 2006A Oil & Gas Limited Partnership (“Aztec 2006A LP”), with 22 outside investors.  The multi-well drilling program based in the Doddridge County area of West Virginia commenced drilling in February 2007.  The drilling of all four wells was completed in March 2007.  Perforating, completion and equipment setting was completed on all four wells during March and April 2007 and the wells came on line and started producing May 2007 with a contract in place for both oil and gas sales. Aztec raised $1,132,384, net of related fees of $242,128 associated with the private placement, from outside investors toward funding the partnership.  The properties in the 2006A program have recorded an impairment expense in the amount of $0 and $698,171 in the fiscal years ending August 31, 2010 and 2009, respectively.  These wells are producing with a market rate sales contract in place for gas sales and oil at spot rates.

Aztec 2006B Oil & Gas Limited Partnership
During November 2007, Aztec completed the funding of its second drilling limited partnership, Aztec 2006B Oil & Gas Limited Partnership (“Aztec 2006B LP”).  Aztec 2006B LP raised total gross proceeds of $1,012,267 (net $888,724) from 16 outside “accredited” investors.  The two well drilling program based in the Doddridge County area of West Virginia commenced drilling in December 2007 and was completed in early 2008.  The properties in the 2006B program have recorded an impairment expense in the amount of $164,916 and $0 in the fiscal years ending August 31, 2010 and 2009, respectively.  One well is producing with a market rate sales contract in place for oil and gas sales and one is being considered for recompletion

Aztec 2007A Oil & Gas Limited Partnership
In December 2007, Aztec completed the funding of its third drilling partnership, Aztec 2007A Oil & Gas Limited Partnership (“Aztec 2007A LP”), with 18 outside investors and raised total gross proceeds of $1,087,000 (net $956,560) from its outside investors. The two wells, Williams #1 and Williams #2, are located in the Doddridge County area of West Virginia.  Both were perforated and completed and equipment was set, with both wells producing with a market rate sales contract in place for oil and gas sales.  The properties in the 2007A program have recorded an impairment expense in the amount of $0 and $370,004 in the fiscal years ending August 31, 2010 and 2009, respectively.  These wells are producing with a market rate sales contract in place for gas sales and oil at spot rates.

Aztec VIIIA Oil & Gas Limited Partnership
In February 2009, Aztec completed the funding of its fourth drilling partnership, as a model for its future partnerships.  Aztec VIIIA Oil & Gas Limited Partnership (“Aztec VIIIA LP”), with four outside investors and raised total gross proceeds of $250,000 (net $219,744). The four wells, West Powell #1, West Powell #2, West Powell #3 and Pereira #1, are located in Texas.  All were perforated and completed and equipment was set, the properties in the Aztec VIIIA LP program recorded an impairment expense in the amount of $0 and $104,917 in the fiscal year ending August 31, 2010 and 2009, respectively.  These wells are producing with a market rate sales contract in place for gas sales and oil at spot rates.

Aztec VIIIB Oil & Gas Limited Partnership
In June 2009, Aztec completed the funding of its fifth drilling partnership, Aztec VIIIB Oil & Gas Limited Partnership (“Aztec VIIIB LP”), with thirty-five outside investors and raised total gross proceeds of $1,983,000 (net $1,733,329). This multi-well partnership has commenced drilling and is focused on oil well drilling in Texas. It has perforated and completed and equipment was set for a majority of the properties.  The proved properties in the Aztec VIIIB LP program recorded an impairment expense in the amount of $213,175 and $0 in the fiscal year ending August 31, 2010 and 2009, respectively.  These wells are producing with a market rate sales contract in place for gas sales and oil at spot rates.

Aztec VIIIC Oil & Gas Limited Partnership
In August 2009, Aztec completed the funding of its sixth drilling partnership, Aztec VIIIC Oil & Gas Limited Partnership (“Aztec VIIIC LP”), with twenty-four outside investors and raised total gross proceeds of $1,665,000 (net $1,455,367) from its outside investors. This multi-well partnership has commenced drilling and is focused on oil well drilling in Texas. It has perforated and completed and equipment was set for a majority of the properties.  The proved properties in the Aztec VIIIC LP program recorded an impairment expense in the amount of $178,954 and $0 in the fiscal year ending August 31, 2010 and 2009, respectively.  These wells are producing with a market rate sales contract in place for gas sales and oil at spot rates.

Aztec XA Oil & Gas Limited Partnership
In December 2009, Aztec completed the funding of its seventh drilling partnership, Aztec XA Oil & Gas Limited Partnership (“Aztec XA LP”), with seventy-three outside investors and raised total gross proceeds of $3,722,000 (net $3,321,638) from its outside investors. This multi-well partnership has commenced drilling and is focused on oil well drilling in Texas. It has perforated and completed and equipment was set for a majority of the properties.  The proved properties in the Aztec XA LP program recorded an impairment expense in the amount of $400,053 and $0 in the fiscal year ending August 31, 2010 and 2009, respectively.  These wells are producing with a market rate sales contract in place for gas sales and oil at spot rates.

Aztec XB Oil & Gas Limited Partnership In May 2010, Aztec completed the funding of its eighth drilling partnership, Aztec XB Oil & Gas Limited Partnership (“Aztec XB LP”), with ninety outside investors and raised total gross proceeds of $3,868,500 (net $3,452,380) from its outside investors. This multi-well partnership has commenced drilling and is focused on oil well drilling in Texas.

Aztec XC Oil & Gas Limited Partnership
In August 2010, Aztec completed the funding of its ninth drilling partnership, Aztec XC Oil & Gas Limited Partnership (“Aztec XC LP”), with one hundred and eight outside investors and raised total gross proceeds of $5,140,000 (net $4,587,110) from its outside investors. This multi-well partnership has commenced drilling and is focused on oil well drilling in Texas.

As indicated by the activities of the previously discussed partnerships, Aztec is currently in the third stage of its business plan. In this stage, Aztec is now focusing on drilling known producing regions in Texas and adjoining states. We intend to participate in such regions directly or with a select number of local, highly experienced operators who have access to leases located in geological trends that have demonstrated substantial historical production, plus potential remaining reserves which have the potential to be exploited in a low-risk, systematic fashion. Such local operators have been, and will in the future be selected by Aztec on the basis of their demonstrated track records for exploiting known oil and natural gas reserves in a timely and cost-effective manner.  Additionally Aztec independently acquires leases and will operate them with its teaming agreement partner, Resaca Resources, LLC, a company controlled by our President.

Developing New Business Strategies
Aztec will analyze all relevant factors and make a determination based on a composite of available information, without reliance on any single factor. The period within which Aztec will decide to participate in a given business venture cannot be predicted and will depend on certain factors, including the time involved in identifying businesses, the time required for the Company to complete its analysis of such businesses, the time required to prepare appropriate documentation and other circumstances.

Uncertainties Related to the Oil and Gas Business in General
Aztec’s current business is subject to all of the risks normally incident to the exploration for and production of oil and gas, including blow-outs, cratering, pollution, fires, and theft of equipment. Each of these incidents could result in damage to or destruction of oil and gas wells or formations or production facilities or injury to persons, or damage to or loss of property. As is common in the oil and gas industry, Aztec is insured against these risks; however, no oil and gas firms, including Aztec, can ever be sure its insurance or that of its suppliers is adequate.

The oil and gas business is further subject to many other contingencies which are beyond the control of Aztec. Wells may have to be shut-in because they have become uneconomical to operate due to changes in the price of oil, depletion of reserves, or deterioration of equipment. Changes in the price of imported oil, the discovery of new oil and gas fields and the development of alternative energy sources have had and will continue to have a dramatic effect on the Company’s business.

Risks Associated with Acquisitions
If appropriate opportunities present themselves and financing is available, Aztec would acquire businesses, technologies, services or product(s) that the Company believes are strategic.

Aztec currently has no understandings, commitments or agreements with respect to any other material acquisition and no other material acquisition is currently being pursued. There can be no assurance that Aztec will be able to identify, negotiate or finance future acquisitions successfully, or to integrate such acquisitions with its current business. The process of integrating an acquired business, technology, service or product(s) into the Company may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of the Company’s business. Moreover, there can be no assurance that the anticipated benefits of any acquisition will be realized. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or impairment or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company’s business, results of operations and financial condition. Any future acquisitions of other businesses, technologies, services or product(s) might require Aztec to obtain additional equity or debt financing, which might not be available on terms favorable to Aztec, or at all, and such financing, if available, might be dilutive.

Because the Oil and Gas industry is cyclical, the Company’s operating results may fluctuate.
Aztec’s operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside Aztec’s control.  As a strategic response to changes in the competitive environment, Aztec may from time to time have to make certain pricing, marketing decisions or acquisitions that could have a material short-term or long-term adverse effect on Aztec’s business, results of operations and financial condition.

Oil and natural gas prices have been and are expected to remain volatile. This volatility causes oil and gas companies and drilling contractors to change their strategies and expenditure levels.  Aztec may experience in the future, significant fluctuations in operating results based on these changes.

There can be no assurance that such patterns will not have a material adverse effect on Aztec’s business, results of operations and financial condition. There can be no assurance that Aztec will receive any material amount of revenue as it pursues new business strategies in the future. The foregoing factors, in some future quarters, may lead Aztecs operating results to fall below the expectations.

Competition
The search for viable oil and gas prospects and leases is intensely competitive.  The Company will compete with other business entities, many of which will have a competitive edge over the Company by virtue of their stronger financial resources and prior experience in the business.  There is no assurance that the Company will be successful in identifying and executing suitable business opportunities.

There are many companies and individuals engaged in the oil and gas business.  Some are very large and well established with substantial capabilities and extensive earnings records.  The Company is at a competitive disadvantage as compared with some other firms and individuals in acquiring and developing oil and gas properties since our competitors may have greater financial resources and larger technical staffs than the Company.  In addition, in recent years a number of small companies have been formed which have objectives similar to those of the Company and which present substantial competition to the Company.

A number of factors, beyond the Company’s control and the effect of which cannot be accurately predicted, affect the production and marketing of oil and natural gas.  These factors include crude oil imports, actions by foreign oil producing nations, the availability of adequate pipeline and other transportation facilities, the marketing of competitive fuels and other matters affecting the availability of a ready market, such as fluctuating supply and demand.

Government Regulation
In general, our oil and gas production activities are, and any drilling operations of the Company would be, subject to extensive regulation by numerous federal, state and local governmental authorities, including state conservation agencies, the Department of Energy and the Department of the Interior (including the Bureau of Indian Affairs and Bureau of Land Management).  Regulation of the Company’s production, transportation and sale of oil or gas has a significant effect on the Company and its operating results.

The current production operations of the Company are, and any drilling operations of the Company would be, subject to regulation by state conservation commissions which have authority to issue permits prior to the commencement of drilling activities, establish allowable rates of production, control spacing of wells, prevent waste and protect correlative rights, and aid in the conservation of natural gas and oil.  Typical state regulations require permits to drill and produce oil, protection of fresh water horizons, and confirmation that wells have been properly plugged and abandoned.

In addition, various federal and state authorities have the authority to regulate the exploration and development of oil and gas and mineral properties with respect to environmental matters.  Such laws and regulations, presently in effect or as hereafter promulgated, may significantly affect the cost of our current oil and gas production and any exploration and development activities undertaken by the Company and could result in loss or liability to the Company in the event that any such operations are subsequently deemed inadequate for purposes of any such law or regulation.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements, or Labor Contracts
With regards to the Company’s future oil and gas production, the Company does not hold any patents, trademarks, licenses, etc., with respect to, nor are patents significant in regard to, the Company’s oil and gas production activities.  The Company plans to enter into confidentiality agreements with its future employees, future suppliers and future consultants and in connection with its license agreements with third parties and generally seeks to control access to and distribution of its technology, documentation and other proprietary information.  Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the Company’s proprietary information without authorization or to develop similar technology independently.

Employees
The Company currently has a CFO, President, a Vice President who also serves as Corporate Secretary and Treasurer, one Senior Economist who is also Director, and two outside Directors.  The Company has no present intention of adding any more full time employees until it substantially increases its income.  The Company plans to retain consultants with respect to current and proposed properties and operations.  The Company, from time to time, may retain independent engineering and geological consultants and the services of lease brokers and geophysicists in connection with its operations.

RISK FACTORS

Risk Factors Relating to Our Business

The drilling of natural gas and oil wells is highly speculative and risky and may result in unprofitable wells.
Natural gas and oil drilling is a highly speculative activity. The wells drilled may not be productive. Even completed wells may not produce enough natural gas or oil to show a profit. Delays and added expenses may also be caused by poor weather conditions affecting, among other things, the ability to lay pipelines.

Prices for natural gas and oil have been quite unstable; a decline could cause the Company to be unprofitable.
Global economic conditions, political conditions, and energy conservation have created unstable prices. Revenues of each well are directly related to natural gas and oil prices which the Company cannot predict. A decline in gas and oil prices would result in lower revenues for the Company. Prices for natural gas and oil are likely to remain extremely unstable.

Environmental hazards involved in drilling gas and oil wells may result in substantial liabilities for the Company.
There are numerous natural hazards involved in the drilling of wells, including unexpected or unusual formations, pressures, blowouts, etc. involving possible damages to property and third parties, surface damages, bodily injuries, damage to and loss of equipment, reservoir damage and loss of reserves.

Uninsured liabilities may result in the loss of Company properties. The Company may be subject to liability for pollution, abuses of the environment and other similar damages. Insurance coverage may be insufficient to protect the Company. In that event, Company assets would pay personal injury and property damage claims and the costs of controlling blowouts or replacing destroyed equipment rather than for drilling activities. These payments would cause the Company to be less profitable.

Increases in drilling costs would reduce the Company’s profitability.
The oil and gas industry historically has experienced periods of rapid cost increases. Increases in the cost of exploration and development would affect the ability of the Company to acquire additional leases, gas and oil equipment, and supplies. The foregoing would increase costs and may lead, depending on the price which the Company receives for its oil or gas, to lower profits of the Company.

Reduced availability of drilling rigs, due in part to intense competition in drilling, may delay the drilling of wells.
A large number of companies and individuals engage in drilling for natural gas and oil; and there is competition for the most desirable leases as well as materials and equipment to drill and complete wells. Increased drilling operations in some areas of the United States have resulted in the decreased availability of drilling rigs and gas/oil field tubular goods. Also, international developments and the possible improved economics of domestic oil and gas exploration may influence others to increase their domestic oil and gas exploration. These factors may reduce the availability of rigs, equipment and services to the Company resulting in delays in drilling activities. The reduced availability of rigs, equipment and services could delay the Company in drilling wells on a timely basis and delay the production of natural gas or oil.

Local delays in Company gas or oil production could reduce the Company’s profitability.
Wells drilled for the Company may have access to only one potential market. Local conditions including but not limited to closing businesses, conservation, shifting population, pipeline maximum operating pressure constraints and development of local oversupply or deliverability problems could halt or reduce sales from Company wells. A delay in the production and sale of the Company’s gas and oil could reduce the Company’s profitability.

Risks Relating to Our Common Shares

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.
Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock and 100,000 shares of preferred stock.  The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders.  We may value any common stock issued in the future on an arbitrary basis.  The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common shares are subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.
The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock”, for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules requires: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.
We intend to retain any future earnings to finance the development and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.  There is no assurance that stockholders will be able to sell shares when desired.

Taxation
Our operations, as is the case in the petroleum industry generally, are significantly affected by federal tax laws. Federal, as well as state, tax laws have many provisions applicable to corporations which could adversely affect the future tax liability of the Company.

Commitments and Contingencies
We are liable for future restoration and abandonment costs associated with our oil and gas properties. These costs include future site restoration, post closure and other environmental exit costs. The costs of future restoration and well abandonment have not been determined in detail. Texas regulations require operators to post bonds that assure that well sites will be properly plugged and abandoned. Management views this as a necessary requirement for operations within Texas and does not believe that these costs will have a material adverse effect on our financial position as a result of this requirement.

ITEM 2. DESCRIPTION OF PROPERTY

Our producing properties consist essentially of working and royalty interests owned by us in various oil and gas wells and leases located in Texas, Pennsylvania, Louisiana and West Virginia:

The Deep Lake No.1 (0.671714% working interest and 0.90% net revenue interest) and Deep Lake No.2 (0.690907% working interest and 0.875% net revenue interest) wells were drilled and both wells are now flowing natural gas.

We have the Robinson Lease in ADO LLC (.50% working interest and .36817% net revenue interest).  These three wells are located in Texas, have been completed and are currently producing oil.

We have the Freeman #1A, #2A, #3A, and #4A wells in the 2006A Drilling Program (85% working interest and 68% net revenue interest).  These wells are located in West Virginia, have been completed and are currently producing natural gas and some oil.

We have the Dailey Hrs. #1 and Hickman #1 wells in the 2006B Drilling Program (100% working interest and 80% net revenue interest).  These wells are located in West Virginia, have been completed and one well is currently producing limited quantities of natural gas.  The second well is being considered for recompletion.

We have the Williams #1 and #2 wells in the 2007A Drilling Program (100% working interest and 63% net revenue interest).  These wells are located in West Virginia, have been completed and are currently producing natural gas.

We have the West Powell #1, West Powell #2, West Powell #3 and Pereira #1 wells in the VIIIA Drilling Program (7.25% working interest and 5.365% net revenue interest).  These wells are located in Texas, have been completed and are currently producing natural gas.

In the VIIIB Drilling Program, we have the Ragle #3 & Ragle #6 (15% working interest and 11.55% net revenue interest), Wilson Lease (9.465% working interest and 7.09875% net revenue interest), Stanley #7 (12.1095% working interest and 9.6876% net revenue interest), Tatum Lease (26.91% working interest and 21.528% net revenue interest), North Jackson 1 & 2 (26.91% working interest and 21.528% net revenue interest), Robinson Lease (10.29308% working interest and 7.57928% net revenue interest), and the Beauchamp (3.74789% working interest and 2.77344% net revenue interest). These wells are located in Texas, have been completed and are currently producing oil and natural gas.

In the VIIIC Drilling Program, we have the Ragle #3 & Ragle #6 (15% working interest and 11.55% net revenue interest), Wilson Lease (6.565% working interest and 4.92375% net revenue interest), Stanley #7 (10.1655% working interest and 8.1324% net revenue interest), Tatum Lease (22.59% working interest and 18.072% net revenue interest), North Jackson 1 & 2 (22.59% working interest and 18.072% net revenue interest), Robinson Lease (8.64068% working interest and 6.36254% net revenue interest), and the Beauchamp (3.14622% working interest and 2.23820% net revenue interest). These wells are located in Texas, have been completed and are currently producing oil and natural gas.

In the XA Drilling Program, we have the Wilson Lease (33.97% working interest and 25.4775% net revenue interest), Stanley #7 (22.725% working interest and 18.18% net revenue interest), Tatum Lease (50.50% working interest and 40.40% net revenue interest), North Jackson 1 & 2 (50.50% working interest and 40.40% net revenue interest), Robinson Lease (19.31625% working interest and 14.22347% net revenue interest), and the Beauchamp (7.03339% working interest and 5.20471% net revenue interest). These wells are located in Texas, have been completed and are currently producing oil and natural gas.

Reserves

Our proved reserves as of August 31, 2010 and 2009 are set forth below:

Proved Reserves (2010)
	Oil (Bbls)	Gas (Mcf)	Undiscounted Future Net Revenue	Present Value of Proved Reserves Discounted at 10% per year
Proved Developed Producing	65,665	118,460	$4,189,012	$2,043,385
Proved Undeveloped	60,210	335,685	4,544,120	2,962,657
Total Proved	125,875	454,145	$8,733,132	5,006,042

Proved Reserves (2009)
	Oil (Bbls)	Gas (Mcf)	Undiscounted Future Net Revenue	Present Value of Proved Reserves Discounted at 10% per year
Proved Developed Producing	-	67,788	$93,762	$78,625
Proved Undeveloped	-	141,028	118,146	50,783
Total Proved	-	208,816	$211,908	$129,408

The estimates for 2010 and 2009 are based primarily on the reserve reports, dated August 31, 2010 and 2009, issued from independent petroleum consultants. Such reports are, by their very nature, inexact and subject to changes and revisions. Proved developed reserves are reserves expected to be recovered from existing wells with existing equipment and operating methods.  Proved undeveloped reserves are expected to be recovered from new wells drilled to known reservoirs on undrilled acreage for which existence and recoverability of such reserves can be estimated with reasonable certainty, or from existing wells where a relatively major expenditure is required to establish production. See Supplemental Oil and Gas Disclosures included as part of our consolidated financial statements.

The following table sets forth certain information regarding production volumes, revenue, average prices received and average production costs associated with our sales of oil and natural gas for periods noted.

	Year Ended August 31,
	2010	2009
Net Production:
Oil (BBL)	7,653	436
Natural Gas (MCF)	22,667	28,455
Oil Equivalent (BOE)	11,430	5,179

Oil and Natural Gas Sales:
Oil	$548,365	$12,786
Natural Gas	$100,893	$199,292
Total	649,258	$212,078

Average Sales Price:
Oil ($ per BBL)	$71.66	$29.29
Natural Gas ($ per MCF)	$4.45	$7.00
Oil Equivalent ($ per BOE)	$56.80	$40.95

Oil and Natural Gas Costs:
Lease operating expenses	$236,775	$91,926

Average production cost per MCFE

Net Sales, less production cost per MCFE	$6.01	$3.86
Net Sales, less production cost per BOE	$36.09	$23.20

The following summarizes the Company's productive oil and gas wells as of August 31, 2010 and 2009. Productive wells are producing wells and wells capable of production. Gross wells are the total number of wells in which the Company has an interest. Net wells are the sum of the Company's fractional working interests owned in the wells.

	As of August 31,
Oil and Gas Wells:	2010	2009
Gross	39	14
Net	22	6

The following summarizes the Company's net productive oil and gas wells completed in the years ending August 31, 2010 and 2009.  All drilling was in the United States.

Oil and Gas Wells:	2010	2009
Productive	16	4
Dry	3	1

ITEM 3. LEGAL PROCEEDINGS

There are no pending material legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s property is not the subject of any pending legal proceedings.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company did not submit any matters to a vote of security holders during the fiscal year ended August 31, 2010.

PART II

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our stock symbol is AZGS. For the fiscal year ended August 31, 2010 and quarter ended November 30, 2010, the prices of the common stock in the over-the-counter market, as reported and summarized by the OTC Bulletin Board and the OTC Pink Sheets, were $0.41 high bid, and $0.06 low asked. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

The table below sets forth the high and low bid prices of our common stock for each quarter shown, as provided by the NASD Trading and Market Services Research Unit.  Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

CALENDAR QUARTER	HIGH	LOW
FISCAL 2009
Quarter ended November 30, 2008	$0.09	$0.02
Quarter ended February 29, 2009	$0.10	$0.04
Quarter ended May 31, 2009	$0.10	$0.03
Quarter ended August 31, 2009	$0.09	$0.05
FISCAL 2010
Quarter ended November 30, 2009	$0.14	$0.06
Quarter ended February 28, 2010	$0.13	$0.07
Quarter ended May 31, 2010	$0.14	$0.07
Quarter ended August 31, 2010	$0.41	$0.13
FISCAL 2011
Quarter ended November 30, 2010	$0.30	$0.22

Holders
As of August 31, 2010 there were approximately 46 shareholders of record of common stock, not including common stock held in street name.

Dividends
The Company has never paid or declared any dividend on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Company does not anticipate paying any dividends on its common stock in the foreseeable future.

Stock Repurchase
The Company did not repurchase any of its shares during the fiscal year covered by this report.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities
During 2010, Aztec issued 2,355,821 shares valued at $211,549 to various consultants and directors for services.

ITEM 6. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

This Management’s Discussion and Analysis or Plan of Operation (“MD&A”) section of this Report discusses our results of operations, liquidity and financial condition, and certain factors that may affect our future results. You should read this MD&A in conjunction with our financial statements and accompanying notes included in this Report.

PLAN OF OPERATION

Aztec is an oil and gas exploration, development and production company focusing on Texas and numerous areas throughout the U.S.  Its interests are highly diversified as exemplified by its corporate participation in two Deep Lake wells in Cameron Parish, Louisiana ranging from 13,600 feet to 14,300 feet in depth versus its corporate participation in three shallow gas wells in Oklahoma of which two are conventional wells, and the third is a horizontal, Coal Bed Methane (CBM) well.  It’s sponsored drilling programs focus primarily on shallow oil wells.  In 2006 Aztec entered the sponsored drilling program industry and over the next two and one half years undertook three small, very limited annual drilling partnerships in Appalachia.  Drilling in Appalachia was recommended to Aztec by several broker dealers and a wholesaler, supposedly, because many broker dealers were familiar with drilling programs from the area.  Aztec intentionally limited its sponsored drilling programs over the subject three years in order to study and become fully familiar with the nuances of the sponsored drilling program industry before expanding to the Company's full capabilities.  In the summer of 2008, due to what it felt was a questionable outlook for shallow gas drilling in the Appalachian region; Aztec decided to discontinue any natural gas drilling in Appalachia and announced such publicly at several industry conferences.

Aztec focused all drilling in 2010 on Texas and adjoining states.  In addition to the initial, three existing small Appalachian drilling partnerships mentioned above; Aztec recently sponsored and closed its VIII A, B and C partnerships under its Aztec VIII Oil & Gas Drilling Program and XA, B and C under its Aztec X Oil & Gas Drilling Program.  Aztec Energy LLC, a wholly-owned subsidiary of Aztec, acts as Managing General Partner of all drilling partnerships and another wholly-owned Aztec subsidiary, Aztec Drilling & Operating, LLC, is the turnkey drilling contractor and operator.  Aztec owns a 30% interest in all of its drilling partnerships.  In general clarification of its activities, Aztec sponsors low risk, development drilling programs which include significant tax benefits, all of which are sold through FINRA member Broker Dealers and Registered Investment Advisors only to Accredited Investors.

Aztec’s plans are to continue managing current drilling programs in addition to expanding our operations with future additional drilling programs primarily focused on shallow drilling.  Further, we will continue to develop oil and gas properties owned outside of the drilling program partnerships.

RESULTS OF OPERATIONS

Fiscal Year Ended August 31, 2010 Compared to Fiscal Year Ended August 31, 2009.
For the year ended August 31, 2010, the Company had oil and gas revenues of $649,258 and lease operating expense of $236,775 as compared to oil and gas revenues of $212,078 and lease operating expense of   $91,926 for the year ended August 31, 2009.  The increase in revenues was due to the addition of in oil and gas properties.

General and administrative expenses increased from $1,311,588 for the year ended August 31, 2009 to $2,762,722 for the year ended August 31, 2010.  The increase is primarily due to the additional consulting, professional, legal and other expenditures associated with the growth of the Company required to achieve our business plan through the sponsorship of our drilling programs.

Depreciation, depletion, amortization and accretion increased from $443,392 for the year ended August 31, 2009 to $883,515 for the year ended August 31, 2010.  The increase was due to the addition of oil and gas properties and related increases in production volumes.

During the year ended August 31, 2010, the Company recorded an impairment of oil and gas properties of $957,098 as compared to $1,173,092 for the year ended August 31, 2009.  The decrease in impairment was due to the increase in the price of oil and gas.

During the year ended August 31, 2010, the Company recorded dry well expenses of oil and gas properties of $282,955 as compared to $25,000 for the year ended August 31, 2009.  The increase was due to additional unsuccessful exploratory drilling plus the significant increase in the number of wells the firm is drilling and completing.

Interest expense decreased from $85,025 for the year ended August 31, 2009 to $77,326 for the year ended August 31, 2010 due to paying down of debt.

LIQUIDITY AND CAPITAL RESOURCES
As of August 31, 2010, we had $4,933,924 in available cash as compared to $1,206,063 for August 31, 2009.  The increase in cash is due, among other things, to the formation of the partnerships created from the VIII and X drilling programs.

The Company has limited financial resources available, which has had an adverse impact on the Company’s liquidity, activities and operations.  We may have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional funds will be available to us.

Aztec holds notes with CSI Energy, LP (“CSI”), a company controlled by consultant and shareholder, Franklin C. Fisher, Jr.  Aztec holds eight notes totaling $153,183 with an interest rate of 3.25%, four notes totaling $55,000 with an interest rate of 4.00% and one note in the amount of $205,560 with an interest rate of 9%, payable to CSI.  The notes are due in full on September 1, 2011.

Aztec has notes payable directly to Franklin C. Fisher, Jr. Aztec holds five notes totaling $108,000 with an interest rate of 3.25%, one note in the amount of $20,000 with an interest rate of 4.50%, one note in the amount of $336,600 with an interest rate of 9.00%.  The notes are due in full on September 1, 2011.

Aztec has one note payable to International Fluid Dynamics (IFD), a company controlled by consultant and shareholder, Franklin C. Fisher, Jr., in the amount of $3,400 with an interest rate of 9.00%.  The note is due in full on September 1, 2011.

In May 2007, Aztec established a line of credit with Amegy Bank National Association with a credit limit of $200,000.  In February 2008, the amount of the line of credit increased from $200,000 to $400,000.  Interest on any outstanding balances is charged at one-half of one percent above the Amegy Bank National Association prime rate.  At August 31, 2010, the prime rate was five percent (5.00%), making the loan rate five and one-half percent (5.50%).  As of August 31, 2010, the amount outstanding under this facility was $167,358.  Franklin C. Fisher, Jr. has personally guaranteed the entire amount of the line of credit.  In May 2010, Aztec extended the line of credit through May 29, 2011.

Cash used in operating activities
Cash used in operating activities for the years ended August 31, 2010 and 2009 was $1,475,254 and $503,869, respectively. The increase is due to our increased business activity, which resulted in higher losses from operations.

Cash used in investing activities
Cash used in investing activities for the years ended August 31, 2010 and 2009 was $5,827,272 and $2,105,730 respectively. The increase was due to more acquisitions of oil and gas properties in the fiscal year ending August 31, 2010.

Cash flow from financing activities
Cash provided by financing activities for the years ended August 31, 2010 and 2009 was $11,030,387 and $3,525,339, respectively. The increase is due to our increase in private placements.

Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements.

ITEM 7. FINANCIAL STATEMENTS.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Aztec Oil & Gas, Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheets of Aztec Oil & Gas, Inc. (the “Company”) as of August 31, 2010 and 2009 and the related consolidated statements of operations, equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform each audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Aztec’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/   GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
January 14, 2011

  AZTEC OIL & GAS, INC.
CONSOLIDATED BALANCE SHEETS
	August 31,
ASSETS	2010	2009
Current assets:
Cash	$4,933,924	$1,206,063
Accounts receivable	25,787	16,943
Accounts receivable - related party	239,758	-
Prepaid expenses and other current assets	72,458	7,922
Total current assets	5,271,927	1,230,928

Non-current assets:
Restricted funds	-	1,600,000
Oil and natural gas properties, successful efforts method of accounting, net of
accumulated depletion of $4,167,146 and $2,332,482, respectively	5,765,690	802,243
Property and equipment, net of
accumulated depreciation of $6,975 and $2,701, respectively	6,556	10,830
Advances for oil and gas costs – related party	389,720	-

TOTAL ASSETS	$11,433,893	$3,644,001

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$327,523	$216,412
Accounts payable and accrued liabilities – related party	1,029,511	370,302
Salary payable	394,887	291,313
Line of credit	167,357	331,438
Interest payable – related parties	178,174	117,485
Common stock payable	55,604	5,500
Asset retirement obligations	7,497	-
Total current liabilities	2,160,553	1,332,450

Long-Term Liabilities
Asset retirement obligations	72,889	35,197
Notes payable to related parties	881,743	881,743
Total long-term liabilities	954,632	916,940
Total liabilities	3,115,185	2,249,390

Equity
Preferred stock, Series A, $.001 par value, 100,000 shares authorized, issued
and outstanding respectively	100	100
Common stock, $.001 par value, 100,000,000 shares authorized, 36,511,608
and 34,155,787 shares issued and outstanding, respectively	36,511	34,155
Additional paid-in capital	4,933,651	4,655,245
Accumulated deficit	(11,266,722)	(7,854,805)
Total Aztec Oil & Gas, Inc. deficit	(6,296,460)	(3,165,305)
Non-controlling interest	14,615,168	4,559,916
Total equity	8,318,708	1,394,611
TOTAL LIABILITIES AND EQUITY	$11,433,893	$3,644,001

The accompanying notes are an integral part of these consolidated financial statements.

AZTEC OIL & GAS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended August 31,
	2010	2009

Oil and natural gas sales	$649,258	$212,078

General and administrative	2,762,722	1,311,588
Lease operating expenses	236,775	91,926
Dry well expenses	282,955	25,000
Depreciation, depletion, amortization and accretion	883,515	443,392
Impairment of oil and gas properties	957,098	1,173,092
Gain on disposition	-	(16,072)
Total operating expenses	5,123,065	3,028,926

Interest expense	(77,326)	(85,025)
Total other expense	(77,326)	(85,025)

Net loss	(4,551,133)	(2,901,873)
Non-controlling interest	1,139,216	1,123,775
Net loss attributable to Aztec Oil & Gas, Inc.	$(3,411,917)	$(1,778,098)

Basic and diluted loss per share	(0.10)	(0.05)

Weighted average shares outstanding – basic and diluted	35,687,347	33,244,829

The accompanying notes are an integral part of these consolidated financial statements

AZTEC OIL & GAS, INC.
CONSOLIDATED STATEMENTS OF EQUITY
For the Years Ended August 31, 2010 and 2009

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Non-controlling
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Total
Balances, August 31, 2008	100,000	$100	32,468,427	$32,468	$4,537,525	$(6,076,707)	$2,375,976	$869,362
Stock issued for services	-	-	1,264,029	1,264	65,236	-	-	66,500
Share based compensation expense	-	-	-	-	33,054	-	-	33,054
Stock issued for accounts payable	-	-	423,331	423	19,430	-	-	19,853
Investments, net of syndication costs	-	-	-	-	-	-	3,408,470	3,408,470
Distributions to non-controlling interest	-	-	-	-	-	-	(100,755)	(100,755)
Net loss	-	-	-	-	-	(1,778,098)	(1,123,775)	(2,901,873)
Balances, August 31, 2009	100,000	$100	34,155,787	$34,155	$4,655,245	$(7,854,805)	$4,559,916	$1,394,611
Stock issued for services	-	-	2,275,002	2,275	203,774	-	-	206,049
Share based compensation expense	-	-	-	-	69,213	-	-	69,213
Stock issued for accounts payable	-	-	80,819	81	5,419	-	-	5,500
Investments, net of syndication costs	-	-	-	-	-	-	11,361,128	11,361,128
Distributions to non-controlling interest	-	-	-	-	-	-	(166,660)	(166,660)
Net loss	-	-	-	-	-	(3,411,917)	(1,139,216)	(4,551,133)
Balances, August 31, 2010	100,000	$100	36,511,608	$36,511	$4,933,651	$(11,266,722)	$14,615,168	$8,318,708

The accompanying notes are an integral part of these consolidated financial statements.

AZTEC OIL & GAS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the Years Ended August 31,
	2010	2009
Cash flows used in operating activities
Net loss	$(4,551,133)	$(2,901,873)
Adjustments to reconcile net loss to net cash used in
operating activities:
Share-based compensation	275,262	105,054
Depreciation, depletion, amortization and accretion	883,515	443,392
Impairment of properties	957,098	1,173,092
Dry well expenses	282,955	25,000
Gain on disposition	-	(16,072)
Changes in:
Accounts receivable	(8,844)	158,616
Accounts receivable - related party	(239,758)	-
Prepaid expenses	(64,536)	675
Accounts payable and accrued liabilities	111,111	17,979
Accounts payable and accrued liabilities – related party	659,209	203,162
Interest payable – related party	60,689	55,089
Salary payable	103,574	232,017
Common stock payable	55,604	-
Net cash used in operating activities	(1,475,254)	(503,869)
Cash flows used in investing activities:
Acquisition of oil and gas properties	(7,037,552)	(315,499)
Advances for oil and gas costs – related party	(389,720)	-
Change in restricted cash	1,600,000	(1,600,000)
Capital expenditures	-	(8,803)
Proceeds from the sale of oil and gas properties	-	18,572
Refundable subscriptions	-	(200,000)
Net cash used in investing activities	(5,827,272)	(2,105,730)
Cash flows provided by financing activities:
Proceeds from limited partners, net	11,361,128	3,408,470
Distributions to limited partners	(166,660)	(100,752)
Proceeds from notes payable and line of credit	26,800	25,095
Proceeds from notes payable - related party	-	392,183
Payments on notes payable	-	(93,657)
Payments on notes payable - related party	(190,881)	(106,000)
Net cash provided by financing activities	11,030,387	3,525,339
Net Increase (Decrease) in Cash	3,727,861	915,740
Cash at Beginning of Year	1,206,063	290,323
Cash at End of Year	$4,933,924	$1,206,063
Supplemental Cash Flow Information:
Cash paid during the year for:
Interest	$16,042	$28,629
Income taxes	-	-
Non-cash investing and financing transactions
Increase in asset retirement obligation	43,515	1,316
Stock issued for accounts payable	5,500	19,853

The accompanying notes are an integral part of these consolidated financial statements.

AZTEC OIL & GAS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND HISTORY

Aztec Oil & Gas, Inc. (“Aztec”), initially known as Aztec Communications Group, Inc., was organized in Utah on January 24, 1986, and did not have any activity from 1989 to 2004.  In November 2003, Aztec Communications Group, Inc. reincorporated in Nevada.  In 2004, there was a change in control and new management elected to pursue oil and gas exploration and development.  On August 13, 2004, the Company changed its name to Aztec Oil & Gas, Inc. and affected a 3-for-1 forward stock split.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Aztec’s consolidated financial statements are based on a number of significant estimates, including oil and gas reserve quantities which are the basis for the calculation of depreciation, depletion and impairment of oil and gas properties, and timing and costs associated with its asset retirement obligations.

Principles of consolidation
The consolidated financial statements include the accounts of Aztec and all its subsidiaries and partnerships in which Aztec has a controlling interest.  Inter-company transactions are eliminated.

Cash and Cash Equivalents
Cash and cash equivalents and restricted cash include cash in banks and financial instruments which mature within three months of the date of purchase.

Restricted Cash
Funds held in bank accounts of drilling partnerships are presented as restricted cash.

Concentration of Credit Risk
Financial instruments that potentially subject Aztec to concentration of credit risk consist of cash.  From time to time, Aztec has amounts on deposit in excess of federally insured limits.  As of October 3, 2008, the FDIC temporarily increased the insurance limits from $100,000 to $250,000 per depositor.  Aztec had $4,683,924 in excess of federally insured limits as of August 31, 2010. Aztec maintains cash accounts only at large high quality financial institutions and Aztec believes the credit risk associated with cash is remote.

Aztec's receivables primarily consist of accounts receivable from oil and gas sales. Accounts receivable are recorded at invoice amount and do not bear interest. Any allowance for doubtful accounts is based on management's estimate of the amount of probable losses due to the inability to collect from customers. As of August 31, 2010 and 2009, no allowance for doubtful accounts has been recorded and none of the accounts receivable have been collateralized.

Although Aztec is directly affected by the well-being of the oil and gas production industry, management does not believe a significant credit risk exists at August 31, 2010.

Oil and Gas Properties, Successful Efforts Method
Aztec uses the successful efforts method of accounting for oil and gas property acquisition, exploration, development, and production activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells, are capitalized as incurred. Costs to drill exploratory wells that are unsuccessful in finding proved reserves are expensed as incurred. In addition, the geological and geophysical costs, and costs of carrying and retaining unproved properties (i.e. delay rentals) are expensed as incurred. Costs to operate and maintain wells and field equipment are expensed as incurred.

Capitalized proved property acquisition costs are amortized by field using the unit-of-production method based on total proved reserves. Capitalized exploration well costs and development costs (plus estimated future dismantlement, surface restoration, and property abandonment costs, net of equipment salvage values) are amortized in a similar fashion (by field) based on their proved developed reserves. Support equipment and other property and equipment are depreciated over their estimated useful lives.

Pursuant to the provisions of FASB ASC Topic 360, “Property, Plant and Equipment” the Company reviews proved oil and natural gas properties and other long-lived assets for impairment annually. These reviews are predicated by events and circumstances, such as downward revision of the reserve estimates or commodity prices that indicate a decline in the recoverability of the carrying value of such properties. The Company estimates the future cash flows expected in connection with the properties and compares such future cash flows to the carrying amount of the properties to determine if the carrying amount is recoverable. When the carrying amounts of the properties exceed their estimated undiscounted future cash flows, the carrying amounts of the properties are reduced to their estimated fair value. The factors used to determine fair value include, but are not limited to, estimates of proved reserves, future commodity prices, the timing of future production, future capital expenditures and a risk-adjusted discount rate. These estimates of future product prices may differ from current market prices of oil and gas. Any downward revisions to management’s estimates of future production or product prices could result in an impairment of the Company’s oil and gas properties in subsequent periods. Unproved oil and gas properties that are individually significant are also periodically assessed for impairment of value. An impairment loss for unproved oil and gas properties is recognized at the time of impairment by providing an impairment allowance.

There were proved asset impairments of $957,098 and $1,173,092 recorded for the years ended August 31, 2010 and 2009, respectively.

Property and Equipment
Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of three to five years.

Asset Retirement Obligation
The Company follows the provisions of FASB ASC Topic 410, “Asset Retirement and Environmental Obligations” (“ASC 410”) , which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This standard requires that the Company recognize the fair value of a liability for an asset retirement obligation (“ARO”) in the period in which it is incurred. The asset retirement cost is capitalized as part of the carrying value of the assets to which it is associated, and depreciated over the useful life of the asset. The ARO and the related asset retirement cost are recorded when an asset is first drilled, constructed or purchased. The asset retirement cost is determined and discounted to present value using a credit-adjusted risk-free rate. After initial recording, the liability is increased for the passage of time, with the increase being reflected as accretion expense in the statements of operations. Subsequent adjustments in the cost estimate are reflected in the ARO liability and the amounts continue to be amortized over the useful life of the related long-lived assets.

Income Taxes
Aztec uses the asset and liability method in accounting for income taxes. Deferred tax assets and liabilities are recognized for temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities, and are measured using the tax rates expected to be in effect when the differences reverse. Deferred tax assets are also recognized for operating loss and tax credit carry-forwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is used to reduce deferred tax assets when uncertainty exists regarding their realization.

Revenue Recognition
Aztec recognizes oil and natural gas revenue under the sales method of accounting for its interests in producing wells as oil and natural gas is produced and sold from those wells. The volumes sold may differ from the volumes to which Aztec is entitled based on its interests in the properties. These differences create imbalances which are recognized as a liability only when the imbalance exceeds the estimate the party’s share of remaining reserves. Aztec had no significant imbalances as of August 31, 2010 and 2009.

Share Based Compensation
Stock awards are accounted for under FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, compensation for all share-based payment awards is based on estimated fair value at the grant date. The value of the portion of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service periods, if any.

All share-based payments to employees, including grants of employee stock options, are recognized in the financial statements based on their fair values.  For expensing purposes, the value of common stock issued to non-employees and consultants is determined based on the fair value of the equity instruments issued and charged to expense based upon the nature of the service for which the stock compensation was paid.

Non-Controlling Interest
Aztec has a controlling interest in Aztec 2006A LP, Aztec 2006B LP, Aztec 2007A LP, Aztec VIIIA LP, Aztec VIIIB LP, Aztec VIIIC LP, Aztec XA LP, Aztec XB LP and Aztec XC LP.  Therefore, the partnerships’ financial statements are consolidated with those of Aztec and the other partners’ equity is recorded as non-controlling interest in the equity section of the accompanying Balance Sheet.  As of August 31, 2010, non-controlling interest was $14,615,168.  Non-controlling interest loss was $1,139,216 and $1,123,775 for the fiscal years ended August 31, 2010 and 2009, respectively.

Basic and Diluted Income (Loss) Per Share of Common Stock
Basic and diluted net income (loss) per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. Common stock equivalents such as stock options and warrants are excluded from the diluted calculation when a loss is incurred as their effect would be anti-dilutive.

Fair Value of Financial Instruments
The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Subsequent Events
The Company evaluated all events and transactions after August 31, 2010 through the date these financial statements were issued.

Recently Issued Accounting Pronouncement
In December 2008, the SEC released Final Rule, “ Modernization of Oil and Gas Reporting ”  The new disclosure requirements include provisions that permit the use of new technologies to determine proved reserves if those technologies have been demonstrated empirically to lead to reliable conclusions about reserve volumes.  The new requirements also will allow companies to disclose their probable and possible reserves to investors.  In addition, the new disclosure requirements require that companies 1) report the independence and qualifications of its reserves preparer, 2) file reports when a third party is relied upon to prepare reserves estimates or conduct a reserves audit, and 3) report oil and gas reserves using an average price based upon the prior 12-month period rather than year-end prices.  The new disclosure requirements are effective for financial statements for fiscal years ending on or after December 31, 2009.  The Company adopted the requirements for the fiscal year ended August 31, 2010.  The adoption of this new pronouncement did not have a material impact on the Company’s operating results, financial position or cash flows.

During first quarter of the fiscal year ended August 31, 2010, the Company adopted the guidance on determining whether an instrument (or embedded feature) is indexed to an entity’s own stock. This guidance requires entities to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock in order to determine if the instrument should be accounted for as a derivative. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. The adoption of this pronouncement did not have an impact on the Company’s operating results, financial position or cash flows.

In December 2007, the FASB issued ASC 810-10 (SFAS No. 160), Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51.  ASC 810-10 establishes accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary.  Minority interests will be recharacterized as noncontrolling interests and classified as a component of equity.  It also establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary and requires expanded disclosures.  ASC 810-10 is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited.  Aztec adopted ASC 810-10 beginning in the first quarter of fiscal year 2010.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS No. 168”). The FASB Accounting Standards Codification, (“Codification” or “ASC”) became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of SFAS No. 168, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.

Following SFAS No. 168, the FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead, it will issue Accounting Standards Updates (ASU’s). The FASB will not consider ASU’s as authoritative in their own right; rather these updates will serve only to update the Codification, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the Codification. SFAS No. 168 is incorporated in ASC Topic 105, Generally Accepted Accounting Principles. The Company adopted SFAS No. 168 in the first fiscal quarter of its 2010 fiscal year, and the Company will provide reference to both the Codification topic reference and the previously authoritative references related to Codification topics and subtopics, as appropriate.

During the fiscal year ended August 31, 2010, in accordance with FASB ASC Topic 855, “Subsequent Events,” the Company adopted the standards on subsequent events. This pronouncement establishes standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued.

Aztec does not expect that any other recently issued accounting pronouncements will have a significant impact on the financial statements of the Company.

Reclassifications
Certain amounts in prior periods have been reclassified to conform to the current period presentation.

Subsequent events
The Company evaluated all events and transactions after August 31, 2010 and through the date these financial statements were available to be issued.

NOTE 3 – INVESTMENT IN DRILLING PARTNERSHIPS

Aztec has completed nine Limited Partnerships; Aztec 2006A Oil & Gas Limited Partnership (“Aztec 2006A LP”), Aztec 2006B Oil & Gas Limited Partnership (“Aztec 2006B LP”), Aztec 2007A Oil & Gas Limited Partnership (“Aztec 2007A LP”), Aztec VIIIA Oil & Gas Limited Partnership (“Aztec VIIIA LP”), Aztec VIIIB Oil & Gas Limited Partnership (“Aztec VIIIB LP”), Aztec VIIIC Oil & Gas Limited Partnership (“Aztec VIIIC LP”), Aztec XA Oil & Gas Limited Partnership (“Aztec XA LP”), Aztec XB Oil & Gas Limited Partnership (“Aztec XB LP”) and Aztec XC Oil & Gas Limited Partnership (“Aztec XC LP”).  For all nine partnerships, Aztec, through its wholly-owned subsidiary, Aztec Energy, LLC (“Aztec Energy”), acts as the Managing General Partner and retains thirty percent ownership interest in each Limited Partnership (for which interest Aztec contributed all leases and covered all tangible drilling costs).  Investors receive 70% - 85% of the cash profits, defined as revenue in excess of expenses, from successful wells drilled within the partnership, with the percentage dependent on the rate of return to investors during the first five years of the partnership.  After three years from the date of the first distribution, investors in the partnerships may request that the Managing General Partner, subject to a 10% limitation based on the total interests in the profits or capital of the Partnership, financial ability and other terms, repurchase their units at a price equal to three times cash flow for the preceding twelve months.  There have been no such requests to date.  Another Aztec subsidiary, Aztec Drilling & Operating, LLC, (“ADO LLC”) serves the Partnerships as turnkey drilling contractor and operator.

Aztec has a controlling financial interest in Aztec 2006A LP, Aztec 2006B LP, Aztec 2007A LP, Aztec VIIIA LP, Aztec VIIIB LP, Aztec VIIIC LP, Aztec XA LP, Aztec XB LP and Aztec XC LP, therefore, the partnerships’ financial statements are consolidated with those of Aztec and the other partners’ equity is recorded as non-controlling interest.

Aztec 2006A Oil & Gas Limited Partnership
During December 2006, Aztec Oil & Gas, Inc. completed the funding of its first drilling partnership, Aztec 2006A Oil & Gas Limited Partnership (“Aztec 2006A LP”), with 22 outside investors.  The multi-well drilling program based in the Doddridge County area of West Virginia commenced drilling in February 2007.  The drilling of all four wells was completed in March 2007.  Perforating, completion and equipment setting was completed on all four wells during March and April 2007 and the wells came on line and started producing May 2007 with a contract in place for both oil and gas sales. Aztec raised $1,132,384, net of related fees of $242,128 associated with the private placement, from outside investors toward funding the partnership.  The properties in the 2006A program have recorded an impairment expense in the amount of $0 and $698,171 in the fiscal years ending August 31, 2010 and 2009, respectively.  These wells are producing with a market rate sales contract in place for gas sales and oil at spot rates.

Aztec 2006B Oil & Gas Limited Partnership
During November 2007, Aztec completed the funding of its second drilling limited partnership, Aztec 2006B Oil & Gas Limited Partnership (“Aztec 2006B LP”).  Aztec 2006B LP raised total gross proceeds of $1,012,267 (net $888,724) from 16 outside investors.  The two well drilling program based in the Doddridge County area of West Virginia commenced drilling in December 2007 and was completed in early 2008.  The properties in the 2006B program have recorded an impairment expense in the amount of $164,916 and $0 in the fiscal years ending August 31, 2010 and 2009, respectively.  These wells are producing with a market rate sales contract in place for oil and gas sales.

Aztec 2007A Oil & Gas Limited Partnership
In December 2007, Aztec completed the funding of its third drilling partnership, Aztec 2007A Oil & Gas Limited Partnership (“Aztec 2007A LP”), with 18 outside investors and raised total gross proceeds of $1,087,000 (net $956,560) from its outside investors. The two wells, Williams #1 and Williams #2, are located in the Doddridge County area of West Virginia.  Both were perforated and completed and equipment was set, with both wells producing with a market rate sales contract in place for oil and gas sales.  The properties in the 2007A program have recorded an impairment expense in the amount of $0 and $370,004 in the fiscal years ending August 31, 2010 and 2009, respectively.  These wells are producing with a market rate sales contract in place for gas sales and oil at spot rates.

Aztec VIIIA Oil & Gas Limited Partnership
In February 2009, Aztec completed the funding of its fourth drilling partnership, as a model for its future partnerships.  Aztec VIIIA Oil & Gas Limited Partnership (“Aztec VIIIA LP”), with four outside investors and raised total gross proceeds of $250,000 (net $219,744). The four wells, West Powell #1, West Powell #2, West Powell #3 and Pereira #1, are located in Texas.  All were perforated and completed and equipment was set, the properties in the Aztec VIIIA LP program recorded an impairment expense in the amount of $0 and $104,917 in the fiscal years ending August 31, 2010 and 2009, respectively.  These wells are producing with a market rate sales contract in place for gas sales and oil at spot rates.

Aztec VIIIB Oil & Gas Limited Partnership
In June 2009, Aztec completed the funding of its fifth drilling partnership, Aztec VIIIB Oil & Gas Limited Partnership (“Aztec VIIIB LP”), with thirty-five outside investors and raised total gross proceeds of $1,983,000 (net $1,733,329). This multi-well partnership has commenced drilling and is focused on oil well drilling in Texas. It has perforated and completed and equipment was set for a majority of the properties.  The proved properties in the Aztec VIIIB LP program recorded an impairment expense in the amount of $213,175 and $0 in the fiscal years ending August 31, 2010 and 2009, respectively.  These wells are producing with a market rate sales contract in place for gas sales and oil at spot rates.

Aztec VIIIC Oil & Gas Limited Partnership
In August 2009, Aztec completed the funding of its sixth drilling partnership, Aztec VIIIC Oil & Gas Limited Partnership (“Aztec VIIIC LP”), with twenty-four outside investors and raised total gross proceeds of $1,665,000 (net $1,455,367) from its outside investors. This multi-well partnership has commenced drilling and is focused on oil well drilling in Texas. It has perforated and completed and equipment was set for a majority of the properties.  The proved properties in the Aztec VIIIC LP program recorded an impairment expense in the amount of $178,954 and $0 in the fiscal years ending August 31, 2010 and 2009, respectively.  These wells are producing with a market rate sales contract in place for gas sales and oil at spot rates.

Aztec XA Oil & Gas Limited Partnership
In December 2009, Aztec completed the funding of its seventh drilling partnership, Aztec XA Oil & Gas Limited Partnership (“Aztec XA LP”), with seventy-three outside investors and raised total gross proceeds of $3,722,000 (net $3,321,638) from its outside investors. This multi-well partnership has commenced drilling and is focused on oil well drilling in Texas. It has perforated and completed and equipment was set for a majority of the properties.  The proved properties in the Aztec XA LP program recorded an impairment expense in the amount of $400,053 and $0 in the fiscal years ending August 31, 2010 and 2009, respectively.  These wells are producing with a market rate sales contract in place for gas sales and oil at spot rates.

Aztec XB Oil & Gas Limited Partnership
In May 2010, Aztec completed the funding of its eighth drilling partnership, Aztec XB Oil & Gas Limited Partnership (“Aztec XB LP”), with ninety outside investors and raised total gross proceeds of $3,868,500 (net $3,452,380) from its outside investors. This multi-well partnership has commenced drilling and is focused on oil well drilling in Texas.

Aztec XC Oil & Gas Limited Partnership
In August 2010, Aztec completed the funding of its ninth drilling partnership, Aztec XC Oil & Gas Limited Partnership (“Aztec XC LP”), with one hundred and eight outside investors and raised total gross proceeds of $5,140,000 (net $4,587,110) from its outside investors. This multi-well partnership has commenced drilling and is focused on oil well drilling in Texas.

NOTE 4 - OIL AND GAS PROPERTIES

Oil and gas properties, at cost:
	As of August 31,
	2010	2009
Proved leasehold costs	$241,812	$123,925
Unproved leasehold costs	186,218	78,809
Costs of wells and development	6,174,139	2,863,419
Development drilling in progress	1,822,672	-
Exploratory drilling in progress	1,434,024	38,206
Capitalized asset retirement costs	73,881	30,366
Total cost of oil and gas properties	9,932,746	3,134,725
Accumulated depletion, depreciation, amortization and impairment	(4,167,146)	(2,332,482)
Oil and gas properties, net	$5,765,600	$802,243

Suspended Well Costs
The Company accounts for any suspended well costs in accordance with FASB ASC Topic 932, “Extractive Activities – Oil and Gas” (“ASC 932”). ASC 932 states that exploratory well costs should continue to be capitalized if: (1) a sufficient quantity of reserves are discovered in the well to justify its completion as a producing well and (2) sufficient progress is made in assessing the reserves and the economic and operating feasibility of the well. If the exploratory well costs do not meet both of these criteria, these costs should be expensed, net of any salvage value. Additional annual disclosures are required to provide information about management’s evaluation of capitalized exploratory well costs.

In addition, ASC 932 requires annual disclosure of: (1) net changes from period to period of capitalized exploratory well costs for wells that are pending the determination of proved reserves, (2) the amount of exploratory well costs that have been capitalized for a period greater than one year after the completion of drilling and (3) an aging of exploratory well costs suspended for greater than one year, designating the number of wells the aging is related to. Further, the disclosures should describe the activities undertaken to evaluate the reserves and the projects, the information still required to classify the associated reserves as proved and the estimated timing for completing the evaluation.

The following table reflects the net changes in capitalized exploratory well costs during fiscal 2010 and 2009.

Year ended August 31,
	2010	2009
Beginning balance	$38,206	$-
Capitalized exploration well costs	1,716,979	217,939
Reclassification to wells and development	(38,206)	(154,733)
Capitalized exploratory well costs charged to expense	(282,955)	(25,000)
Ending Balance	$1,434,024	$38,206

Impairment of oil and gas properties
Asset impairments of $957,098 and $1,173,092 were recorded for the years ended August 31, 2010 and 2009.

Gain on disposition
During the fiscal year ending August 31, 2010 and 2009, Aztec disposed of oil and gas properties for a net gain of $0 and $16,072, respectively.

NOTE 5 – ASSET RETIREMENT OBLIGATIONS

The following is a description of the changes to Aztec’s asset retirement obligations:

	Year ended August 31,
	2010	2009
Asset retirement obligations at beginning of year	$35,197	$30,812
Additions for exploratory and development drilling	43,514	1,316
Accretion expense	1,675	3,069
Asset retirement obligations at end of year	$80,386	$35,197

NOTE 6 – NOTES PAYABLE TO RELATED PARTIES
Aztec holds notes with CSI Energy, LP (“CSI”), a company controlled by consultant and shareholder, Franklin C. Fisher, Jr.  Aztec holds eight notes totaling $153,183 with an interest rate of 3.25%, four notes totaling $55,000 with an interest rate of 4.00% and one note in the amount of $205,560 with an interest rate of 9%, payable to CSI.  The notes are due in full on September 1, 2011.

Aztec has notes payable directly to Franklin C. Fisher, Jr. Aztec holds five notes totaling $108,000 with an interest rate of 3.25%, one note in the amount of $20,000 with an interest rate of 4.50%, one note in the amount of $336,600 with an interest rate of 9.00%.  The notes are due in full on September 1, 2011.

Aztec has one note payable to International Fluid Dynamics (IFD), a company controlled by consultant and shareholder, Franklin C. Fisher, Jr., in the amount of $3,400 with an interest rate of 9.00%.  The note is due in full on September 1, 2011.

All notes are unsecured.  Total interest expense accrued on the notes during the year ended August 31, 2010 was $60,689.   No payments were made on the notes or for interest during the years ended August 31, 2010 or August 31, 2009, respectively.

NOTE 7 – LINE OF CREDIT

In May 2007 Aztec established an unsecured line of credit with Amegy Bank National Association with a credit limit of $200,000.  In February 2008, the amount of the line of credit increased from $200,000 to $400,000.  Interest on any outstanding balances is charged at one-half of one percent above the Amegy Bank National Association prime rate.  At August 31, 2010, the prime rate was five percent (5.00%), making the loan rate five and one-half percent (5.50%).   Our consultant, Franklin C. Fisher, Jr.  has personally guaranteed the entire amount of the line of credit.  In May 2010, Aztec extended the line of credit through May 29, 2011.  Under the extension agreement, Aztec is required to make monthly interest payments on the last day of each month and is required to repay principal monthly in the amount $10,000 until the line of credit is due in full on May 29, 2011.  As of August 31, 2010, the amount outstanding under this facility was $167,357.

NOTE 8- STOCKHOLDERS’ EQUITY

Series A Preferred stock was established on August 26, 2004 and all 100,000 authorized shares were immediately issued for cash and services.  This stock is not convertible or redeemable, but at all times may vote 70% of the total votes of all common shares outstanding.  It has no liquidation or stated value.

During 2010, Aztec issued 2,355,821 shares of common stock valued at $211,549 to various officers and directors for services. Some of these issuances were for accounts payable accrued at August 31, 2009.

NOTE 9 – WARRANTS AND OPTIONS

A summary of the options issued by us for the years ended August 31, 2010 and 2009 is as follows:

	Options	Weighted - Average Exercise Price per Share	Weighted-Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding on August 31, 2008	7,800,000	0.18	7.25	$-
Granted	-	-	-
Exercised	-	-	-
Surrendered/Canceled	-	-	-
Outstanding on August 31, 2009	7,800,000	$0.18	6.25	$-
Granted	-	-	-
Exercised	-	-	-
Surrendered/Canceled	-	-	-
Outstanding on August 31, 2010	7,800,000	$0.18	5.25	$546,000

A summary of the warrants issued by us for the years ended August 31, 2010 and 2009 is as follows:

	Warrants	Weighted - Average Exercise Price per Share	Weighted-Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding on August 31, 2008	20,284,900	$1.14	0.9	$-
Granted	1,000,000	0.20	2.0
Exercised	-	-	-
Expired	(284,900)	0.71	-
Outstanding on August 31, 2009	21,000,000	$1.10	0.5	$-
Granted	1,000,000	0.20	2.7
Exercised	-	-	-
Expired	(14,000,000)	1.31	-
Outstanding on August 31, 2010	8,000,000	$0.61	0.62	$-

During 2010 and 2009, 1,000,000 warrants were issued to an officer of the company each year. The fair value of each warrant grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions; risk-free interest rate range of 1.27% - 1.28%, expected volatility of range of 243.83% - 328.63%, expected life range of 2 – 2.7 years and a dividend rate of zero for both years.  The fair value of the warrants issued was $69,213 and $33,054 for the each of the years ended August 31, 2010 and 2009, respectively.  The amounts were expensed as compensation expense in the year of issuance, and are no unamortized compensation cost exists as of August 31, 2010.

NOTE 10 - RELATED PARTY TRANSACTIONS

During the year ended August 31, 2010, Aztec expensed director fees in the amount of $29,500.  The amount was recorded as general and administrative expense. The fees are payable in common stock and as of August 31, 2010, Aztec has common stock payable of $8,000 for 26,870 shares to be issued to Directors.

On June 15, 2007, Aztec entered into an employment agreement with Franklin C. Fisher, Jr., (“Fisher”) who assumed the role of Chief Executive Officer and Chairman of the Board.  Fisher is also a major shareholder in Aztec.  Prior to Fisher assuming the role of Chief Executive Officer and Chairman of the Board, Aztec entered into a consulting agreement with International Fluid Dynamics, Inc. (IFD), a company owned and controlled by Fisher.  The Agreement entered into on June 22, 2004, engaged IFD to provide, among other things, advice and consulting regarding Aztec’s business, acquisition and marketing strategies.  The agreement’s term begins January 1, 2005 through December 31, 2014.  The IFD agreement provides for monthly retainers to be paid to IFD as follows:  $10,000 per month beginning January 1, 2005 through December 31, 2007, $12,500 per month beginning January 1, 2007 through December 31, 2010 and $15,000 per month beginning January 1, 2011 through December 31, 2014.   At IFD’s election, payment can be made in common stock with a value equivalent to the monthly consulting fee due.  For valuation purposes, any monthly fee paid in stock will be valued at 75% of the average closing price for the five trading days preceding the date at which the fee is due.  To date, none of the retainers have been paid in Aztec stock.  In January 2005, 99% of the proceeds payable to IFD were assigned to Fisher.  Effective February 1, 2010, Fisher resigned as Director and Chairman of the Board of the Corporation as well as resigning as Chief Executive Officer of the Corporation, which resulted in the termination of the employment agreement with Fisher.  Effective February 2, 2010, Aztec entered into a consulting agreement with Fisher.  The agreements term began February 2, 2010 through February 1, 2015.  The agreement provides for a monthly retainer in the amount of $15,000 per month.  At Fisher’s election, payment can be made in common stock with a value equivalent to the monthly consulting fee due.  For valuation purposes, any monthly fee paid in stock will be valued at 75% of the average closing price for the five trading days preceding the date at which the fee is due.  To date, none of the retainers have been paid in Aztec stock.

During 2010, the company expensed $355,000 for services in relation to Fisher and IFD’s prior and current employment and consulting agreements, which were recorded in general and administrative expense.  Fisher was also reimbursed $10,498 for operating costs. The Company also expensed $805,249 as general and administrative for reimbursements of a variety of costs, including legal fees, to IFD under the provisions of IFD’s prior consulting agreement. Aztec expensed $60,689 as interest in relation to loans made by Fisher, IFD and CSI in prior years.

During 2010, Aztec purchased leasehold interests from CSI.  The amount was recorded as oil and natural gas properties at the fair value of $250,000.

In October 2008, Aztec entered into a consulting agreement with Mr. Waylan R. Johnson (“Johnson”) who assumed the role of President.  Upon signing the agreement, Johnson was issued 500,000 shares of Aztec’s common stock valued at $20,000 and warrants to purchase common shares worth 1,000,000 shares, exercisable until October 19, 2010, at an exercise price of $0.20 cents per share.  The warrants had a fair value of $33,054 and were expensed immediately.  In April 2009, Johnson also received 500,000 shares valued at $30,000.  The shares issued to Johnson were recorded as stock for services in general and administrative expense and equity.  In February 2010, Johnson was issued warrants to purchase common shares worth 1,000,000 shares, exercisable until October 19, 2012, at an exercise price of $0.20 cents per share.  The warrants had a fair value of $69,213 and were expensed immediately.  Effective May 16, 2010, Johnson’s consulting agreement was amended.  Under the new consulting agreement, Johnson is to receive $20,000 per calendar month, with $5,000 paid in cash and $15,000 paid in stock.  The Company expensed $200,000 in consulting fees payable in common stock in accordance with Johnson’s new consulting agreement and bonuses throughout the year.  As of August 31, 2010, Aztec has common stock payable of $37,500 for 94,666 shares to be issued to Johnson.  Johnson was additionally paid $41,868 for services, which was recorded in general and administrative expense.

Johnson owns 51% of Resaca Resources, LLL (“Resaca”), a contract operator for one of Aztec’s subsidiaries, Aztec Drilling and Operating.  Johnson also owns 100% of Texas Energy Group, L.L.C. (“TEG”), a company which provides support to Aztec with office personnel on an as needed basis.

The Company purchased oil and gas properties from Resaca.  The amount was recorded as oil and natural gas properties of $3,837,148.  The Company also recorded $494,553 in oil and gas sales received from Resaca acting as contract operator for our properties.  The Company also reimbursed Resaca $132,833 for oil and gas expenses.  As of August 31, 2010, the company had advanced Resaca $389,720 for oil and gas properties.  Aztec reimbursed TEG $22,339 for operating costs, which were recorded as general and administrative expense.  All transactions were recorded at cost.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

We currently occupy office space under a lease service agreement dated April 1, 2010 and ending September 30, 2010.  The lease was subsequently renewed on October 1, 2010 for three additional months and on January 1, 2011, Aztec signed a sixty three month lease with rent abated for the first three months; $2,543for months 4-15 and rent escalating at a rate of 3% each subsequent twelve month period starting with month sixteen. The office is located at One Riverway in Houston, Texas.   For the years ended August 31, 2010 and 2009, Aztec incurred $67,754 and $52,629, respectively, for office rental expense.

Future lease payments by fiscal year under the lease are as follows:

2011	$12,713
2012	30,909
2013	31,863
2014	32,816
2015	33,770
Thereafter	20,024
Total	$162,095

NOTE 12 - INCOME TAXES

Reconciliation between actual tax expense (benefit) and income taxes computed by applying the U.S. federal income tax rate and state income tax rate to income from continuing operations before income taxes are as follows:
	August 31,
	2010	2009

Computed at U.S. and State statutory rates (34%)	$(1,130,300)	$(605,000)
Permanent differences	33,300	(6,000)
Change in valuation allowance	1,097,000	611,000
Total	$-	$-

Tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred liabilities are presented below:

	August 31,
	2010	2009
Deferred tax assets:
Net operating loss carry-forwards	$1,841,400	$1,470,000
Oil and gas properties – depletion, impairment, intangible drilling costs	599,600	-
Stock based compensation	53,000	49,000
Total Deferred tax assets	2,494,000	1,519,000
Deferred tax liabilities:
Oil and gas properties – depletion, impairment, intangible drilling costs	-	(122,000)
Less valuation allowance	(2,494,000)	(1,397,000)
Total	$-	$-

At August 31, 2010, Aztec had a net operating loss carry-forwards for federal and state income tax purposes of approximately $5,415,000 which will begin to expire, if unused, beginning in 2024. The valuation allowance increased approximately $1,097,000 and $611,000 for the years ended August 31, 2010 and 2009, respectively.

The above estimates are based upon management's decisions concerning certain elections which could change the relationship between net income and taxable income. Management decisions are made annually and could cause the estimates to vary significantly.

NOTE 13 – SUBSEQUENT EVENT
During the period from September 1, 2010 through January 14, 2011, Aztec issued 253,050 shares of stock for services valued at $64,960 and 121,536 shares valued at $45,500 for stock payable, respectively.

In November 2010, Aztec completed the funding of its tenth drilling partnership, Aztec XIA Oil & Gas Limited Partnership (“Aztec XIA, LP”), with one hundred-one outside investors and raised total gross proceeds of $5,046,750 (net $4,491,608).

In December 2010, Aztec completed the funding of its eleventh drilling partnership, Aztec XIB Oil & Gas Limited Partnership (“Aztec XIB, LP”), with two hundred-three outside investors and raised total gross proceeds of $9,919,000 (net $8,279,910).

SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES

(UNAUDITED)

In December 2008, the Securities and Exchange Commission (“SEC”) announced revisions to its regulations on oil and gas reporting.  In January 2010, the Financial Accounting Standards Board issued an accounting standards update which was intended to harmonize the accounting literature with the SEC’s new regulations. The revised regulations were applied in estimating and reporting our reserves as of August 31, 2010.

Future cash inflows for 2010 were computed by applying average price for the year to the year-end quantities of proved reserves.  The 2010 average price for the year was calculated using the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period. Future cash inflows for 2009 were computed by applying the year end spot price to the year-end quantities of proved reserves. The difference in average versus year end pricing for 2010 versus 2009, respectively, is reflected as a component of change in prices in the table below. Future development, abandonment and production costs were computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs. Future income taxes were computed by applying statutory tax rates to the estimated net pre-tax cash flows after consideration of tax basis and tax credits and carryforwards. The estimated future net cash flows are then discounted using a rate of 10% per year to reflect the estimated timing of the future cash flows.  All of the Company’s reserves are located in the United States.

The following schedules relating to proved oil and gas reserves, standardized measure of discounted future net cash flows and changes in the standardized measure of discounted future net cash flows have their foundation in engineering estimates of future net revenues that are derived from proved reserves and prepared using the prevailing economic conditions. These reserve estimates are made from evaluations conducted by independent geologists, of such properties and will be periodically reviewed based upon updated geological and production data. Estimates of proved reserves are inherently imprecise. Subsequent development and production of Aztec’s reserves will necessitate revising the present estimates. In addition, information provided in the schedules does not provide definitive information as to the results of any particular year but, rather, helps explain and demonstrate the impact of major factors affecting Aztec’s oil and gas producing activities. Therefore, Aztec suggests that all of the aforementioned factors concerning assumptions and concepts should be taken into consideration when reviewing and analyzing this information.

(1) Capitalized Costs Relating to Oil and Gas Producing Activities:
	As of August 31,
	2010	2009
Proved oil and gas properties	$8,312,594	$3,055,916
Unproved oil and gas properties	1,620,242	78,809
	9,932,836	3,134,725
Accumulated depreciation, depletion and impairment	(4,167,146)	(2,332,482)

Net Capitalized Costs	$5,765,690	$802,243

(2) Costs Incurred in Oil and Gas Property Acquisition, Exploration, and Development Activities:
	For the Years Ended August 31,
	2010	2009
Acquisition of Properties:
Proved	$-	$96,493
Unproved	225,296	-
Exploration Costs	1,716,979	25,000
Development Costs	5,095,257	194,456

Total	$7,037,532	$315,949

(3) Results of Operations for Producing Activities:
	For the Years Ended August 31,
	2010	2009
Sales	$649,258	$212,078
Production costs	(236,775)	(91,926)
Dry well expense	(282,955)	(25,000)
Depreciation, depletion, amortization and impairment	(1,834,665)	(1,616,484)
Income tax expense	-	-
Results of operations for producing activities	$(1,705,137)	$(1,521,332)

(4)  Reserve Quantity Information

The following table sets forth proved oil and gas reserves together with the changes therein, proved developed reserves and proved undeveloped reserves for the years ended August 31, 2010 and 2009, respectively.

	2010		2009
	Oil	Gas	Oil	Gas
	(BBL)	(MCF)	(BBL)	(MCF)

Proved reserves
Beginning of the fiscal year	-	208,816	4,520	561,027
Revisions of previous estimates	213	92,681	(4,101)	(340,298)
Purchases of minerals in place	-	-	-	17,361
Extensions and discoveries	133,315	175,315	-	-
Production	(7,653)	(22,667)	(419)	(29,274)
End of the fiscal year*	125,875	454,145	-	208,816

Proved developed reserves
Beginning of fiscal year	-	67,788	4,520	353,581
End of fiscal year	65,655	118,460	-	67,788

Proved undeveloped reserves
Beginning of fiscal year	-	141,028	-	207,445
End of fiscal year	60,210	335,685	-	141,028

* Non-controlling interests own 70% of reserves held by our consolidated limited partnerships.  Of total ending reserves at August 31, 2010, 88,067 bbl and 307,244 mcf are attributable to non-controlling interests.

During the years ended August 31, 2010 and 2009, respectively, the Company had reserve studies and estimates prepared on its various properties.  The difficulties and uncertainties involved in estimating proved oil and gas reserves makes comparisons between companies difficult.  Estimation of reserve quantities is subject to wide fluctuations because it is dependent on judgmental interpretation of geological and geophysical data

(5) Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves

	August 31,
	2010	2009
Future cash inflows	$11,377,996	$681,892
Future production costs	(2,530,367)	(398,317)
Future development costs	(114,497)	(71,667)
Future income tax expense	-	-
Future net cash flows	8,733,132	211,908
Discounted for estimated timing of cash flows	(3,727,090)	(82,500)

Standardized measure of discounted future net cash flows**	$5,006,042	$129,408

**Non-controlling  interests own 70% of reserves held by our consolidated limited partnerships.  Of total ending standardized measure of discounted future net cash flows, $3,480,224 and $68,659 are attributable to non-controlling interests as of August 31, 2010, and August 31, 2009, respectively.

The following schedule summarizes changes in the standardized measure of discounted future net cash flow relating to proved oil and gas reserves:

	August 31,
	2010	2009

Standardized measure, beginning of year	$129,408	$1,038,176

Extensions, discoveries and improved recovery	5,299,383	-
Revisions of previous estimates	35,156	(252,133)
Purchases of minerals in place	-	19,236
Sales of minerals in place	-	-
Net change in prices and production costs	60,989	(1,218,234)
Accretion of discount	12,941	159,719
Oil and gas sales, net of production costs	(412,483)	(120,152)
Changes in estimated future development costs	(75,931)	108,088
Net change in income taxes	-	559,018
Change in timing of estimated future production and other	(43,421)	(164,310)

Standardized measure, end of year	$5,006,042	$129,408

ITEM 8.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 8A.  CONTROLS AND PROCEDURES.

Conclusion Regarding the Effectiveness of Disclosure Controls and Procedures
Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act).  As a result of this evaluation, we identified no material weaknesses in our internal control over financial reporting as of August 31, 2010.  Accordingly, we concluded that our disclosure controls and procedures were effective as of August 31, 2010.

Our internal control over financial reporting (ICFR) are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with U. S. generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

i.            pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;
ii.            provide reasonable assurance that transactions are recorded as necessary to permit the preparation of our  consolidated financial statements in accordance with U. S. generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and
iii.           provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the consolidated financial statements.

Management’s Annual Report on Internal Control over Financial Reporting.
Management is responsible for establishing and maintaining adequate internal control over financial reporting.  Our management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in  Internal Control — Integrated Framework  issued by the Committee of Sponsoring Organizations of the Treadway Commission.  Based on our evaluation, management has concluded, as of August 31, 2010, we did maintain effective control over the financial reporting process.

Inherent Limitations over Internal Controls
Internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives because of its inherent limitations, including the possibility of human error and circumvention by collusion or overriding of controls. Accordingly, even an effective internal control system may not prevent or detect material misstatements on a timely basis. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Attestation Report of the Registered Public Accounting Firm.
This annual report does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by our independent registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only management's report in this annual report.

Changes in Internal Control over Financial Reporting.
We have made no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

Each director of our Company serves for a term of one year or until the successor is elected at the Company’s annual shareholders’ meeting and is qualified, subject to removal by the Company’s shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Set forth below is the name, age and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Name	Age	Position	Director Since

Waylan Johnson	46	President	N/A

Larry Hornbrook	63	Chief Financial Officer	N/A

Kenneth E. Lehrer	64	Sr. Economist and Director	August 8, 2005

Mark Vance	57	Director	October 25, 2005

Ariane Cox	27	VP and Secretary	N/A

Dayton F. Wheeler	31	Director	February 1, 2010

Waylan R. Johnson
President of Aztec Oil & Gas, Inc., entered into the oil & gas industry over 20 years ago. He began his career in 1989 working for an independent oil and gas exploration company. After gaining crucial industry experience, Mr. Johnson ventured out and, in the fall of 1990, founded his first oil company which participated in numerous drilling ventures throughout Texas. In 1992 Mr. Johnson sold his ownership interest in the company and concentrated on performing financial consulting work for numerous privately help industry companies. By 1993, Mr. Johnson formed his second private investment firm. Over the next seven years, his firm held interest in multiple drilling prospects, produced numerous properties, and drilled and operated their properties on behalf of the company’s internal partners.

In 2000, Mr. Johnson co-founded Border to Border Exploration (BBX). BBX became the third company to take oil and gas leases in what has now become the Bakken Shale (the third largest oil field discovery in the United States in recent years). BBX was able to take a $1.5 million investment and develop it into a gross value of approximately $55 million. Mr. Johnson later sold out of his general partnership with BBX but still continues to hold interest in the limited partnership. Over the next couple of years, Mr. Johnson founded several privately held companies, all based out of Austin, Texas. One of these companies is Resaca Resources, LLC, a registered, bonded oil and gas operator with the Texas Railroad Commission (operator # 703236).  Mr. Johnson has been instrumental in developing business plans and exploration programs for both his own companies and others. Additionally, Mr. Johnson is active in the investment field and continues to manage his own personal investments in the oil and gas industry. Throughout Mr. Johnson’s career, he has established long-term business and personal relationships with many public and private oil and gas companies which contribute significantly to Aztec’s success and Aztec’s deal flow and industry resources.

Larry Hornbrook, CFO
Larry A. Hornbrook, CPA, has practiced public accounting since 1990 as a sole practitioner or under the company name of Crawford & Hornbrook, PLLC. His clientele are in a variety of industries including oil and gas, real estate, construction, and services. The firm performs tax research and planning, tax return preparation, financial statement preparation and corporate restructurings.

Mr. Hornbrook was Tax Manager for Golden Corral Corporation, an owner of national and regional restaurant chains, from 1987 to 1989.

He served as Tax Manager for Transcontinental Energy Corporation from 1983 to 1986. Transcontinental Energy Corporation was an independent oil and gas producer and contract driller, which offered public limited partnerships.  His responsibilities included preparation of federal and state income and franchise taxes for corporate entities, preparation of federal and state income tax returns for over 30 partnership involving more than 10,000 partners.

He served as Tax Manager for Mitchell Energy & Development Corp. from 1978 to 1983. Mitchell was one of the largest independent energy firms headquartered in Texas and owned and operated oil and gas wells, contract drilling rigs, pipelines, compressors and liquid extraction plants.

Mr. Hornbrook was Tax Senior for Arthur Andersen & Co from 1975 to 1978.

Mr. Hornbrook has been a Texas Certified Public Accountant since 1978. He received his B.S. (Management) Cum Laude from the University of South Dakota.  He served in the United States Marine Corps from 1969 to 1972 attaining the rank of Sergeant and receiving a Meritorious Mast for excellent performance of duties. He also received a Meritorious Unit Commendation, Good Conduct Medal, National Defense Medal, and Vietnam Service Medal with two stars.

Kenneth E. Lehrer, Sr. Economist, Assistant Secretary and Director
Dr. Lehrer formed an organization in 1982, engaged in the areas of - Economics, Finance, Economic Damage Analysis (including Business and Technology Losses), Banking, Business, ESOP and Non Public Business Valuations, Securities, Healthcare, Fairness and Advisory Opinions, Intellectual Property Valuations, Real Estate and Corporate Finance. His company both prepares institutional economic / finance reports, feasibility analysis, corporate business plans and provides litigation support (having been qualified in both State and Federal Courts) in the areas of - economics, real estate, banking, corporate and IP valuations, class actions and finance. Dr. Lehrer served for approximately twenty (20) years (1984 - 2002) as an Adjunct Professor of Finance at the University of Houston, Graduate School of Business Administration and is presently an Adjunct Professor of Finance and Economics at the University of Phoenix (Houston Division).

Dr. Lehrer has served with the Federal Home Loan Bank of Dallas as agent for the Federal Savings and Loan Insurance Corporation of - Acadia Savings and Loan Association, French Market Homestead Savings, Twin City Savings, First Savings of Louisiana and is a member of the National Association of Corporate Directors.

Dr. Lehrer commenced his career in 1970 at Bankers Trust Company (New York), and then became a Manager for the Greek Shipper, Costas Lemos [dec’d]. There, he assisted on large investment projects in New York, Houston, Denver, Guam and in Europe.  Dr. Lehrer relocated to Houston in 1977.

Dr. Lehrer holds four (4) degrees from New York University: Bachelor of Science (Finance), Master of Business Administration (Banking), Master of Arts (Economics) and a Doctorate in Urban Economics. Dr. Lehrer is registered with the Securities and Exchange Commission as an Investment Advisor under the Investment Advisors Act of 1940 and has held the Full Registration/General Securities (Series 7) and Texas Securities (Series 63) Licenses.

Mark Vance, Director
From 2002 to mid-2005, Mr. Vance was the senior executive in charge of strategic alliances with Worksafe, Inc. (Dallas, TX) and YCO Services (Houston, TX). Most recently, he developed Worksafe’s strategic plan and led the mezzanine fund raise with private equity groups in the U.S. At YCO Services, he created an alliance partnership with Compaq/Hewlett Packard for the distribution of professional services.

From 1998 to 2001, Mr. Vance was vice president of business development and chief financial officer for Control Network System Inc. in Los Angeles. This $17 million privately held, fully integrated company developed international voice over data networks between the U.S. and Asia and was acquired by Total Axcess Inc. in December 2001. As a company founder, he developed strategic relationships in adding to managing all financial affairs, cash management and investor relations.

Mr. Vance was a founder and served as senior vice president and chief financial officer for Telescape International Inc. (Houston, TX), part of the Williams Group of companies, from 1996 to 1997. He developed the business plan and investor presentation and succeeded in raising first rounds of private equity funding, positioning the company for an IPO.

Prior, he was a founder and developed the strategic plan for a $10 million private equity raise with Alex Brown that led to the merger of Matrix Telecom and DNS Communications (Dallas, TX) creating a formidable competitor in the industry. He served as chief operating officer and chief financial officer-- including management of the finance, legal, accounting, human resources, information services and insurance departments--from 1993 to 1995.

He served as director of finance (and chief financial officer of a subsidiary) at Wiltel Corporation (Houston, TX) from 1992 to 1993. While there he developed and instituted a Latin American distributorship program for the company, including strategic marketing, pricing and sales policies.

Mr. Vance served as a financial analyst, controller and tax manager with various companies within the energy industry in Houston from 1976 to 1991 including Mitchell Energy, Quintana Petroleum, and Texaco.

He received his MBA in Accounting from the University of Houston in 1979, and a Bachelor of Science degree in finance from LSU in 1976.

Dayton F. Wheeler, Director
Mr. Wheeler holds his Masters in Business Administration in International Finance/Business. Mr. Wheeler currently works for StoneGate Senior Care where he is responsible for coordinating the use of business intelligence systems with financial forecasting as Senior Financial Analyst. Previously, he worked with the NCR Corporation where he was responsible for the Entertainment Line-of-Business revenue forecasting, daily and weekly financial reporting, and business metric reporting. Mr. Wheeler has also worked as a consultant in the areas of implementing business strategies, data management, and technological infrastructure. He brings another strong financial background to the Board of Directors of Aztec Oil & Gas, Inc. In addition, he speaks Mandarin Chinese and Spanish and has lived and traveled extensively throughout Asia.

 Ariane E. Cox, VP, Secretary, Treasurer
Ms. Cox graduated from Texas A&M University with a Bachelors of Science in Economics & Business.  She first worked as a legal secretary/assistant in a law practice where she assisted in partner support, client liaison, trial preparation and prepared pleadings, affidavits, discovery, etc. From 2006 through 2008 she worked as an Account Manager at TFI Resources where she provided daily support to contractors and client companies in addition to validating and filing tax reports and reconciling accounts. She joined Aztec in 2009 as Administrative Coordinator for all of Aztec’s activities. In 2010, Ms. Cox was promoted to Vice President, Secretary-Treasurer of Aztec and continues to serve as Administrative Coordinator.  Ms. Cox duties included partner support, client liaison, legal research, implementation, validation and filing of documents and reports with various federal, state and governmental regulatory agencies for a variety of public and private firms.

Directors are elected in accordance with our bylaws to serve until the next annual stockholders meeting. Aztec does not currently pay compensation to directors for services in that capacity.

None of our directors or officers is a director in any other reporting companies.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years.  There are no family relationships among our directors or officers.  We are not aware of any proceedings to which any of our officers or directors, or any associate of any such Officer or Director, is a party adverse to our Company or any of our subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Code of Ethics.
The Company has not yet adopted a Code of Ethics because it has only three directors.

Audit Committee Financial Expert.
The Board of Directors has not established an audit committee and does not have an audit committee financial expert.  The Board is of the opinion that an audit committee is not necessary since the Company has only three directors and to date, such directors have been performing the functions of an audit committee and all are experienced financial professionals.

Committees and Procedures
(1) The registrant has no standing audit, nominating and compensation committees of the Board of Directors, or committees performing similar functions. The Board acts itself in lieu of committees due to its small size.

(2) The view of the board of directors is that it is appropriate for the registrant not to have such a committee because its directors participate in the consideration of director nominees and the Company and its board is so small.

(3) The members of the Board who act as the nominating committee are not independent, pursuant to the definition of independence of a national securities exchange registered pursuant to Section 6(a) of the Act (15 U.S.C. 78f(a).

(4) The nominating committee has no policy with regard to the consideration of any director candidates recommended by security holders, but the committee will consider director candidates recommended by security holders.

(5) The basis for the view of the board of directors that it is appropriate for the registrant not to have such a policy is that there is no need to adopt a policy for a small company.

(6) The nominating committee will consider candidates recommended by security holders, and by security holders in submitting such recommendations.

(7) There are no specific, minimum qualifications that the nominating committee believes must be met by a nominee recommended by security holders except to find anyone willing to serve with a clean background.

(8) The nominating committee’s process for identifying and evaluation of nominees for director, including nominees recommended by security holders, is to find qualified persons willing to serve with a clean backgrounds. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a security holder, or found by the board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities (referred to as “reporting persons”), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other Aztec Oil & Gas, Inc. equity securities. Reporting persons are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. We believe, based solely on our review of the copies of such forms and other written representations to us, that during the fiscal year ended August 31, 2009, all reporting persons have complied with all applicable Section 16(a) filing requirements.

ITEM 10. EXECUTIVE COMPENSATION

As a result of the Company’s current limited available cash, minimal officer or director compensation was paid during the fiscal year ended August 31, 2010. Aztec intends to pay salaries when cash flow permits.

SUMMARY COMPENSATION TABLES
	Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)

Franklin C. Fisher, Jr. (1)	2010	-0-	-0-	-0-
Former Chief Executive Officer,	2009	-0-	-0-	-0-
Former Chairman/Director	2008	-0-	-0-	-0-

Kenneth E. Lehrer	2010	-0-	-0-	-0-
Sr. Economist/Director	2009	-0-	-0-	-0-
	2008	-0-	-0-	-0-

Larry Hornbrook (2)	2010	-0-	-0-	5,717
CFO, Director	2009	-0-	-0-	-0-
	2008	-0-	-0-	6,813

Mark Vance	2010	-0-	-0-	-0-
Director	2009	-0-	-0-	-0-
	2008	-0-	-0-	-0-

Kathryn E. Parks (3)	2010	-0-	-0-	-0-
Former VP and Secretary	2009	33,000	1,900	-0-
	2008	19,687	-0-	-0-

Waylan R. Johnson	2010	-0-	-0-	41,868
President	2009	-0-	-0-	-0-

Ariane Cox (3)	2010	50,828	750	-0-
VP and Secretary

Mark Vance	2010	-0-	-0-	-0-
Director	2009	-0-	-0-	-0-
	2008	-0-	-0-	-0-

(1) On June 15, 2007, Aztec entered into an employment agreement with Franklin C. Fisher, Jr., (“Fisher”) who assumed the role of Chief Executive Officer and Chairman of the Board.  Fisher is also a major shareholder in Aztec.  Prior to Fisher assuming the role of Chief Executive Officer and Chairman of the Board, Aztec entered into a consulting agreement with International Fluid Dynamics, Inc. (IFD), a company owned and controlled by Fisher.  The Agreement entered into on June 22, 2004, engaged IFD to provide, among other things, advice and consulting regarding Aztec’s business, acquisition and marketing strategies.  The agreement’s term begins January 1, 2005 through December 31, 2014.  The IFD agreement provides for monthly retainers to be paid to IFD as follows:  $10,000 per month beginning January 1, 2005 through December 31, 2007, $12,500 per month beginning January 1, 2007 through December 31, 2010 and $15,000 per month beginning January 1, 2011 through December 31, 2014.   At IFD’s election, payment can be made in common stock with a value equivalent to the monthly consulting fee due.  For valuation purposes, any monthly fee paid in stock will be valued at 75% of the average closing price for the five trading days preceding the date at which the fee is due.  To date, none of the retainers have been paid in Aztec stock.  In January 2005, 99% of the proceeds payable to IFD were assigned to Fisher.  Effective February 1, 2010, Fisher resigned as Director and Chairman of the Board of the Corporation as well as resigning as Chief Executive Officer of the Corporation, which resulted in the termination of the employment agreement with Fisher.  Effective February 2, 2010, Aztec entered into a consulting agreement with Fisher.  The agreements term began February 2, 2010 through February 1, 2015.  The agreement provides for a monthly retainer in the amount of $15,000 per month.  As with Fisher’s prior consulting agreement through IFD, at Fisher’s election, payment can be made in common stock with a value equivalent to the monthly consulting fee due.  For valuation purposes, any monthly fee paid in stock will be valued at 75% of the average closing price for the five trading days preceding the date at which the fee is due.  To date, none of the retainers have been paid in Aztec stock.

(2) In August 2006, the company retained the services of Mr. Larry Hornbrook as CFO.  Mr. Hornbrook is paid an hourly rate for his services.  One third of the amount is paid in cash and two thirds is paid in stock.  The number of shares is determined using the average value of the shares traded during the month.

(3) On January 28, 2010, Ms. Kathryn Parks resigned as Vice President and Secretary of Aztec and the position was filled by Ms. Ariane Cox.

LONG-TERM COMPENSATION TABLE
		Long-Term Compensation
Name and Principal Position	Year	Awards Restricted Award(s)($)	Stock Securities Underlying Options/ SARs(#)	Payouts LTIP Payouts ($)	All Other Compensation ($)

Franklin C. Fisher, Jr.	2010	-0-	-0-	-0-	-0-
Former Chief Executive Officer	2009	-0-	-0-	-0-	-0-
and Former Chairman	2008	-0-	-0-	-0-	-0-

Larry Hornbrook	2010	-0-	$10,104	-0-	-0-
CFO	2009	-0-	-0-	-0-	-0-
	2008	-0-	$13,625	-0-	-0-

Kenneth Lehrer	2010	-0-	$12,000	-0-	-0-
Sr. Economist,	2009	-0-	$12,000	-0-	-0-
Director	2008	-0-	$11,774	-0-	-0-

Mark Vance	2010	-0-	$10,000	-0-	-0-
Director	2009	-0-	$10,000	-0-	-0-
	2008	-0-	$12,250	-0-	-0-

Kathryn Parks	2010	-0-	-0-	-0-	-0-
Former VP and Secretary	2009	-0-	-0-	-0-	-0-
	2008	-0-	$2,685	-0-	-0-

Waylan R. Johnson	2010	-0-	$246,713	-0-	-0-
President	2009	-0-	$83,054	-0-	-0-

Ariane Cox	2010	-0-	$5,900	-0-	-0-
VP and Secretary

Dayton Wheeler	2010	-0-	$7,500	-0-	-0-
Director

Option/ SAR Exercises
None of our directors or executive officers exercised any stock options or stock appreciation rights during the fiscal year ended August 31, 2010.  Mr. Johnson, Mr. Fisher, Mr. Hornbrook and Mr. Lehrer all hold unexercised stock options held as of such date.

Long-Term Incentive Plan Awards
The Company has no long-term incentive plans.

Compensation of Directors
Our directors do not receive monetary compensation for their services as directors.

Employment Contracts
The Company currently has one employment agreement which is with Mr. Fisher.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

A. The following table lists, as of August 31, 2010, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 36,886,194 shares of our common stock issued and outstanding as of January 14, 2011.  Unless otherwise indicated, the address of each person listed is c/o Aztec Oil & Gas, Inc., One Riverway, Suite 1700, Houston, Texas 77056.

Title Of Class	Name, Address Of Beneficial Owner And Position(1)	Shares Of Common Stock	Percent Of Class(2)

Common	Franklin C. Fisher Jr. (Individually and Beneficially)	12,892,725	35.95%
	Former CEO & Former Director

Common	Larry Hornbrook	494,924	1.34%
	CFO

Common	Ken Lehrer	1,500,258	4.07%
	Sr. Economist, Director

Common	Mark Vance	1,027,075	2.78%
	Director

Common	Waylan R. Johnson	2,878,314	7.80%
	President
Common	Ariane Cox	65,000	0.18%
	VP & Secretary
Common	Dayton Wheeler	82,404	0.22%
	Director

	All directors and officers as a group (7 persons)	18,940,700	51.35%

(1) Unless otherwise indicated, each person named in the above-described table has the sole voting and investment power with respect to his shares of the Common Stock beneficially owned.

(2) Unless otherwise provided, the calculation of percentage ownership is based on 36,866,194 shares of our common stock issued and outstanding as of January 6, 2010 any shares of the Common Stock which are not outstanding as of such date but are subject to options, warrants, or rights of conversion exercisable within 60 days of January 14, 2011 shall be deemed to be outstanding for the purpose of computing percentage ownership of outstanding shares of the Common Stock by such person but shall not be deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

B. Persons Sharing Ownership of Control of Shares
There are no persons sharing ownership or control of shares.

C. Non-voting Securities and Principal Holders Thereof
The Company has not issued any non-voting securities.

D. Preferred Stock
On June 11, 2004, the Board of Directors approved Articles of Designation of Series A Preferred Stock. Series A Preferred stock was established on August 26, 2004. All 100,000 authorized shares were immediately issued with 50,000 shares for $15,000 cash and 50,000 shares for services valued at $15,000. The shares of outstanding Series A Preferred Stock shall have the number of votes equal to seventy percent (70%) of votes of all outstanding shares of capital stock such that all the outstanding shares of Preferred Stock shall always constitute 70% of the voting rights of the Corporation, but the holders are not obliged or bound to vote said stock or to vote together and the shares are owned by separate entities. Such Series A Preferred stock has no other extraordinary preferences.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

a. Transactions with Related Persons. Refer to the notes to the consolidated financial statements regarding transactions in which any related person had or will have a direct or indirect material interest.

The Officers and Directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

b. Parents of Issuer. The Company has no parents.

c.  Promoters and Control Persons. The Company has not had a promoter at any time during the past five fiscal years.

ITEM 13. EXHIBITS.

(a) Exhibits
Number	Description

3.1	Articles of Incorporation *

3.2	Bylaws*

21	Subsidiaries of Aztec Oil & Gas, Inc.

31.1	Certifications of the Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certifications of the Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certifications of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certifications of Principal Financial Officer pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
*Incorporated by Reference.  Filed on Registration Statement Form S-18 effective February 14, 1986.  Commission File No. 33-349

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees
The aggregate fees billed by our independent auditors, GBH CPAs, PC, for professional services rendered for the audit of our annual financial statements included for the years ended August 31, 2010 and 2009 were $48,000 and $39,000, respectively.

Audit-Related Fees
For the years ended August 31, 2010 and 2009, there were no fees billed for assurance and related services by our Auditor relating to the performance of the audit of our financial statements which are not reported under the caption “Audit Fees” above.

Tax Fees
We do not use our Auditors for tax compliance, tax advice and tax planning.

All Other Fees
None

The Board of Directors has considered the nature and amount of fees billed by our Auditors and believes that the provision of services for activities unrelated to the audit is compatible with maintaining GBH CPAs, PC’s  independence.

Policy on pre-approval of audit and permissible non-audit services
Our Board of Directors unanimously approved 100% of the fees paid to the principal accountant for audit-related, tax and other fees.  Our Board of Directors pre-approves all non-audit services to be performed by the auditor.  The percentage of hours expended on the principal accountant’s engagement to audit our financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees was 0%.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, Aztec has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)	AZTEC OIL & GAS, INC.

Date: January 19, 2011	By : /s/ Larry A. Hornbrook
Name: Larry A. Hornbrook
Title: Chief Financial Officer (Principal Financial and Accounting Officer)

Date: January 19, 2011	By : /s/ Ken Lehrer
Name: Ken Lehrer
Title: Sr. Economist, Director

Date: January 19, 2011	By : /s/ Mark Vance
Name: Mark Vance
Title: Director

Date: January 19, 2011	By: /s/ Waylan R. Johnson
Name: Waylan R. Johnson
Title: President

Date: January 19, 2011	By : /s/ Dayton F. Wheeler
Name: Mark Vance
Title: Director